UNITED SYSTEMS TECHNOLOGY, INC.
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               SEPTEMBER 14, 2005

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       The Annual Meeting of Shareholders of United Systems Technology, Inc., an
Iowa corporation, will be held at 9:00 a.m., Central Time, on September 14, 2005 at the Company's executive offices, 1850 Crown Road, Suite #1109, Dallas, Texas, 75234, for the following purposes:


     1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse/forward stock split of the Company's Common Stock, whereby the Company would first effect a 1-to-10,000 reverse stock split, such that shareholders owing less than 10,000 shares of Common Stock would have such shares cancelled and converted into the right to receive the cash consideration set forth herein, then immediately effect a 10,000-to-1 forward stock split (the "Reverse/Forward Stock Split");

     2.   To elect four members of the Board of Directors of the Company;

     3. To ratify the selection of Hein & Associates LLP as the independent accountants for the Company; and

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.


       All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on July 25, 2005 will be entitled to vote. A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully. Also enclosed is a copy of the Company's Annual Report for the fiscal year ended December 31, 2004.


                                           By Order of the Board of Directors
                                           Randall L. McGee, Secretary

July 29, 2005
1850 Crown Road, #1109
Dallas, Texas     75234


                             YOUR VOTE IS IMPORTANT

       SHAREHOLDERS ARE URGED TO DESIGNATE THEIR CHOICES AS TO THE MATTERS TO BE ACTED UPON, AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RETURN OF THE PROXY WILL HELP TO ASSURE A QUORUM AT THE MEETING AND TO AVOID ADDITIONAL COMPANY EXPENSE FOR FURTHER SOLICITATION.


       PRELIMINARY COPY NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE GOING PRIVATE TRANSACTION TO BE EFFECTED BY THE REVERSE/FORWARD STOCK SPLIT; PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         UNITED SYSTEMS TECHNOLOGY, INC.

               ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 14, 2005

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                                 PROXY STATEMENT

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                               GENERAL INFORMATION


       This Proxy Statement is furnished in connection with the solicitation of Proxies on behalf of the Board of Directors of United Systems Technology, Inc., an Iowa corporation, for use at the Company's Annual Meeting of Shareholders, to be held on September 14, 2005, and at any and all adjournments of such meeting. This Proxy Statement and Proxy are being mailed on or about July 29, 2005 to shareholders of record of the Company on July 25, 2005.


       If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting (I.E., by close of business on the day before the Annual Meeting of Shareholders), the shares represented will be voted in accordance with the instructions contained therein. EXECUTED PROXIES THAT CONTAIN NO INSTRUCTIONS WILL BE VOTED (1) IN FAVOR OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION (THE "ARTICLES") THAT WOULD EFFECT THE "REVERSE/FORWARD STOCK SPLIT," (2) FOR THE NOMINEES FOR DIRECTOR INDICATED HEREIN, AND (3) IN FAVOR OF RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof. A shareholder who executes a Proxy for the Annual Meeting may revoke it any time before it is voted. A Proxy may be revoked by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

       A copy of the Annual Report to shareholders of the Company for its fiscal year ended December 31, 2004 is being mailed with this Proxy statement to all such shareholders entitled to vote.

       The Company's executive offices are located at 1850 Crown Road, Suite 1109, Dallas, Texas 75234.

                         VOTING RIGHTS AND VOTE REQUIRED


       Only shareholders of record at the close of business on July 25, 2005 will be entitled to vote at the Annual Meeting. As of July 25, 2005, 56,178,663 shares of Common Stock, par value $.01 per share were issued and outstanding. Each holder of Common Stock is entitled to one vote per share on each matter to be voted upon at the meeting.


       A quorum for the Annual Meeting will exist if a majority of the shares entitled to vote are present in person or by Proxy. If a quorum is present, the approval of the amendment to the Company's Articles ("Measure No. 1") and the ratification of Management's selection of independent accountants ("Measure No. 3") will require that the number of votes cast in favor of each such matter exceeds the number of votes cast in opposition to each such matter. If a quorum is present, the election of directors for the ensuing year ("Measure No. 2") will require an affirmative vote by a plurality of the votes to which shareholders voting at the meeting are entitled to vote with respect to such matter.

       Once a quorum has been established, only votes expressly cast in favor of or in opposition to a measure, whether in person or by Proxy, will be counted. Proxies may be solicited by mail, telephone, facsimile, or personal solicitation by the Company's directors and executive officers, for which they will receive no additional compensation. Proxies will not be solicited or voted via the Internet. Abstention votes will not be counted as votes cast in favor of or in opposition to such measure. In addition, shares held in street name that have been designated by brokers on Proxy appointment forms as "not voted" will not be counted as votes cast in favor of or in opposition to such measure.

       Meeting costs, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. The Company will also request banks, brokers, and others who hold shares of the Company in nominee names to distribute annual reports and Proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

       NOTE: According to Iowa corporate law, once a share is represented for any purpose at a meeting of the shareholders, such share is deemed present for quorum purposes for the remainder of the meeting. Therefore, an abstention vote on a measure will not affect a duly established quorum for the Annual Meeting of Shareholders.

       NOTE: The proposal to approve Measure No. 1 is a "non-discretionary item," meaning that a brokerage firm cannot vote shares in its discretion on behalf of a client if the client has not given such firm voting instructions. Accordingly, shares held in street name that have been designated by brokers on Proxy appointment forms as "not voted" with respect to Measure No. 1 will not be counted as votes cast in favor of or in opposition to such measure.

                               SUMMARY TERM SHEET

       REVERSE/FORWARD STOCK SPLIT.
       ----------------------------

       The following summarizes the material terms of the proposed Reverse/Forward Stock Split, upon which the shareholders of the Company shall vote at the Annual Meeting. The sections of this Proxy Statement entitled "SPECIAL FACTORS" provide a more detailed discussion of the Reverse/Forward Stock Split. You are urged to carefully review the more detailed information appearing elsewhere in, or accompanying, this Proxy Statement before voting your shares on this matter.

       BASIC PROCEDURES FOR EFFECTING THE REVERSE/FORWARD STOCK SPLIT.
       --------------------------------------------------------------

       As used throughout this Proxy Statement, the term "Reverse/Forward Stock Split" refers to a transaction consisting of the following steps:

          o Assuming the existence of a quorum at the Annual Meeting of Shareholders, Measure No. 1 will be approved if the number of votes cast in favor of such matter exceeds the number of votes cast in opposition to such matter.

               NOTE: The Company's officers and directors currently beneficially own 15,209,556 shares or approximately 24.7% of the outstanding shares of Common Stock, and all such officers and directors have expressed their intent to vote in favor of Measure No. 1.

          o The Reverse/Forward Stock Split will take effect on the date (the "Effective Date") the Company files Articles of Amendment to its Articles (the "Articles of Amendment") with the Secretary of State of the State of Iowa, or on any later date that the Company may specify in such Articles of Amendment. The Company anticipates that such filing would occur by the day following the Annual Meeting of Shareholders.

          o At 6:00 p.m. C.S.T. on the Effective Date, the Company will effect a 1-for-10,000 reverse stock split, with the following results:

               o Any shareholder owning less than 10,000 shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date (referred to herein as "Cashed-Out Shares") will receive cash in exchange for each such Cashed-Out Share, and will no longer be a shareholder of the Company. The Company will pay each of these shareholders an amount in cash equal to $0.08 per Cashed-Out Share.

                    NOTE: To illustrate, a shareholder owning 5,000 shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date would receive an amount of cash equal to $400.00 (I.E., 5,000 x $0.08) as a result of the reverse stock split.

                    NOTE: Any shareholder owning shares that would otherwise qualify as Cashed-Out Shares may elect to continue owning Common Stock after the reverse stock split, and thus avoid being cashed-out, by taking certain actions by 5:59 p.m. C.S.T. on the Effective Date. The Company recommends that such actions be completed by the close of business on the day immediately preceding the Effective Date. (For a more detailed discussion of such actions, see "SPECIAL FACTORS - Effects of the Reverse/Forward Stock Split - Effects on Shareholders with Less than 10,000 Shares of Common Stock.")

               o Any shareholder owning 10,000 or more shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date (referred to herein as "Continuing Shares") will be deemed to own one ten-thousandth (1/10,000th) of a share (referred to herein as "Reverse Split Shares") for each such Continuing Share.

                    NOTE: To illustrate, a shareholder owning 15,000 shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date will be deemed to own 1.5 Reverse Split Shares (I.E., 15,000 x 1/10,000) as a result the reverse stock split.

                    NOTE: Any shareholder owning shares that would otherwise qualify as Continuing Shares may elect to be cashed-out after the reverse stock split, and thus no longer own Common Stock, by taking certain actions by 5:59 p.m. C.S.T. on the Effective Date. The Company recommends that such actions be completed by the close of business on the day immediately preceding the Effective Date. (For a more detailed discussion of such actions, see "SPECIAL FACTORS - Effects of the Reverse/Forward Stock Split - Effects on Shareholders with 10,000 or More Shares of Common Stock.")

          o At 6:01 p.m. C.S.T. on the Effective Date, the Company will effect a 10,000-for-1 forward stock split, with the following results:

               o Any shareholder holding Reverse Split Shares will be deemed to own 10,000 shares of Common Stock for each whole Reverse Split Share and, with respect to any fractional Reverse Split Shares, such lesser number of shares as may be applicable based upon a 10,000-to-1 ratio.

                    NOTE: To illustrate, a shareholder owning 1.5 Reverse Split Shares would be deemed to own 15,000 shares of Common Stock (I.E., 1.5 x 10,000) as a result the forward stock split.

       (For more detailed discussion of the basic procedures for effecting the Reverse/Forward Stock Split, see "SPECIAL FACTORS - Effects of the Reverse/Forward Stock Split" and "MATTER NO. 1 - APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION (THE REVERSE/FORWARD STOCK SPLIT)
- Summary and Structure of the Reverse/Forward Stock Split.")

       MATERIAL TERMS OF THE REVERSE/FORWARD STOCK SPLIT.
       --------------------------------------------------

       PURPOSES/REASONS.

          o The Reverse/Forward Stock Split has been recommended by the Board of Directors to enable the Company to terminate the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Deregistration will result in the suspension of the Company's duty to file periodic reports with the Securities and Exchange Commission ("SEC") and the cessation of the Company's classification as a public reporting company. The benefits of these results are discussed below.

          o To facilitate the goal of deregistration, the Reverse/Forward Stock Split has been designed to allow the Company to acquire, for cash, the equity positions of a sufficient number of its smaller shareholders such that, immediately after the Reverse/Forward Stock Split, the Company will have less than 300 shareholders of record. Dropping below the 300 shareholder threshold is a prerequisite to deregistration under the Exchange Act.

               NOTE: As used in this Proxy Statement, the term "smaller shareholders" refers to shareholders owning less than 10,000 shares of the Common Stock, which shares would be cashed out pursuant to the Reverse/Forward Stock Split.

       (For more  detailed  discussion  of the  purposes  of and reasons for the
Reverse/Forward   Stock  Split,   see   "SPECIAL   FACTORS  -  Purposes  of  the
Reverse/Forward Stock Split" and "SPECIAL FACTORS - Reasons for the Reverse/Forward Stock Split.")

       CASH CONSIDERATION.

          o In connection with the Reverse/Forward Stock Split, the Board of Directors has set the cash consideration to be paid to cashed out shareholders at $0.08 per share of Common Stock, which amount provides a premium to the Common Stock's current and historical market prices over the last twelve months.

          o The Board of Directors made its determination of the cash consideration above in good faith, based upon a variety of factors including (i) the current and historical market prices for the Common Stock, (ii) an unsolicited indication of interest letter (not a firm offer) that the Company received from a third party regarding the possible acquisition of all of the outstanding shares of Common Stock, subject to certain conditions, and (iii) an independent valuation report of the Common Stock (the "Valuation Report") prepared by the accounting firm of Weaver and Tidwell, L.L.P. ("W&T").

               NOTE: As discussed in more detail below, W&T independently valued the Common Stock, on a non-controlling interest basis, at a value of $0.058 per share, as of March 3, 2005, which value was effectively reaffirmed, in all material respects, by W&T in its updated report dated May 27, 2005 (the "W&T Update Letter"). Thus, the cash consideration above also provides a premium over W&T's per share valuation.

       (For  more  detailed   discussion  of  the  cash  consideration  for  the
Reverse/Forward   Stock  Split,   see   "SPECIAL   FACTORS  -  Fairness  of  the
Transaction.")

       BENEFITS.

       The  principal   benefits   considered  by  the  Board  of  Directors  in
determining that the consummation of the Reverse/Forward Stock Split would be in the best interests of the Company and its shareholders include the following:

          o Anticipated annual cost savings of approximately $210,000 per year resulting from the suspension of the Company's periodic reporting obligations under the Exchange Act, including the anticipated cost savings resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002 ("SOX");

          o One-time cost savings of approximately $35,000 that the Company estimates it would incur to prepare for future compliance with
               Section 404 of SOX, the requirements of which will begin to apply to the Company in 2006;

          o Decreased expenses resulting from the Company's transfer agent (the "Transfer Agent") no longer being required to service the numerous accounts of the Company's smaller shareholders;

          o Time savings resulting from the Company's management no longer being required to prepare the periodic reports required of public companies under the Exchange Act and no longer being required to manage shareholder relations and communications pursuant to the mandates of the Exchange Act;

          o Cost savings resulting from the Company not having to obtain and pay premiums for directors and officers insurance;

          o Greater control over the dissemination of certain business information that is currently disclosed in the Company's periodic reports filed with the SEC, and which is thereby made available to the Company's competitors, vendors, customers, and other interested parties; and

          o Greater operational flexibility that should allow the Company to focus on long-term growth and maximization of shareholder value without an undue emphasis on quarter-to-quarter earnings and short-term fluctuations in the market price of its Common Stock.

       (For more detailed discussion of the benefits of the Reverse/Forward Stock Split, see "SPECIAL FACTORS -Reasons for the Reverse/Forward Stock Split.")

       OTHER CONSIDERATIONS.

          o In making its determination to pursue the Reverse/Forward Stock Split, the Company also focused on the fact that, primarily due to the Common Stock's limited liquidity and low market price, the Company has not realized many of the benefits that typically accrue to public companies. These missed benefits/opportunities include enhanced shareholder value, enhanced corporate image, the ability to use company stock to attract, retain and motivate employees, and the ability to use company stock as currency for acquisitions.

          o The Board of Directors also believes that the Company's shareholders have not benefited proportionately from the costs associated with maintaining the Company's status as a public company. Some of the relevant causes include (i) the relatively thin trading market for the Common Stock which may have resulted in depressed market prices for the Common Stock, (ii) the lack of market makers and analysts following the Company's performance, and (iii) a practical limitation of the ability of the Company's shareholders to sell relatively large blocks of Common Stock in the open market without significantly depressing the market price.

       (For more detailed discussion of other considerations in connection with the Reverse/Forward Stock Split, see "SPECIAL FACTORS - Reasons for the Reverse/Forward Stock Split" and "SPECIAL FACTORS - Fairness of the Transaction.")

       DETERMINATION OF THE BOARD OF DIRECTORS.

       The Board of Directors believes that the Reverse/Forward Stock Split is in the best interests of the Company and its shareholders, and is substantively and procedurally fair to unaffiliated shareholders of the Company, including those shareholders who will be cashed out as a result of the transaction as well as those who will remain as shareholders after the transaction. Such belief is based on the following:

          o    The  Board  of  Directors,   including   those  members  who  are
               independent    directors,    has    unanimously    approved   the
               Reverse/Forward Stock Split.

          o The Board of Directors engaged an independent valuation advisor, W&T, to prepare the Valuation Report.

          o The Board of Directors has expressly adopted the conclusion and analyses of W&T contained in the Valuation Report and the W&T Update Letter.

          o The cash consideration to be paid to the shareholders being cashed out as a result of the transaction is based, in part, on the Valuation Report. Such consideration provides a premium of 37.93% over the Valuation Report's calculation of the appraised value of the Common Stock, a premium of 40.35% over the market price on the day prior to the initial announcement of the Reverse/Forward Stock Split proposal, and a premium of 8.84% over the market price on the day prior to the date of the announcement of the amended cash consideration.

       (For more detailed discussion of the deliberations of the Board of Directors with respect to the Reverse/Forward Stock Split, see "SPECIAL FACTORS
- Fairness of the Transaction - Deliberations of the Board of Directors.")


                                TABLE OF CONTENTS

SUMMARY TERM SHEET....................................................................................2
SPECIAL FACTORS......................................................................................10
         Purposes of the Reverse/Forward Stock Split.................................................10
         Reasons for the Reverse/Forward Stock Split.................................................10
                  Annual Cost Savings................................................................10
                  SOX Section 404....................................................................12
                  Operational Flexibility............................................................13
                  Inability to Realize Benefits Associated with Public Company Status................13
                  Competitive Disadvantages..........................................................13
                  Forward Stock Split................................................................14
                  Timing.............................................................................14
         Effects of the Reverse/Forward Stock Split..................................................14
                  Effects on Shareholders with Less than 10,000 Shares of Common Stock...............15
                  Effects on Shareholders with 10,000 or More Shares of Common Stock.................16
                  Effects on Shareholders with Certificated Shares...................................17
                  Effects on the Company.............................................................17
         Alternatives Considered by the Board of Directors...........................................18
                  Issuer Tender Offer................................................................18
                  Traditional Stock Repurchase Plan..................................................18
                  Maintaining the Status Quo.........................................................18
                  Other Going Private Transactions...................................................19

         Fairness of the Transaction.................................................................19
                  In General.........................................................................19
                  Factors in Support of the Reverse/Forward Stock Split..............................22
                  Factors Not in Support of the Reverse/Forward Stock Split..........................24
                  Procedural Fairness................................................................25
                  Valuation Report of W&T............................................................26
                  Deliberations of the Board of Directors............................................30
                  Recommendation of the Board of Directors...........................................36
         Summary Financial Information...............................................................36
         Stock Certificates..........................................................................37
         Additional Information Regarding the Reverse/Forward Stock Split............................37
                  Material Federal Income Tax Consequences...........................................37
                  Appraisal Rights...................................................................39
                  Reservation of Rights..............................................................40
                  Price Range of Common Stock........................................................41
                  Prior Stock Purchases by the Company...............................................41
                  Dividends..........................................................................41
                  Interests of Certain Persons in Matters to be Acted Upon...........................41
                  Sources of Funds and Expenses......................................................42

MEASURE NO. 1 - APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED

     ARTICLES OF INCORPORATION (THE REVERSE/FORWARD STOCK SPLIT).....................................42
         Summary and Structure of the Reverse/Forward Stock Split....................................42
         Background of the Reverse/Forward Stock Split...............................................43
         Articles of Amendment.......................................................................45



MEASURE NO. 2 - ELECTION OF DIRECTORS................................................................45
MEASURE NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS..........................47
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS; INDEPENDENT DIRECTORS.............................47
AUDIT COMMITTEE REPORT...............................................................................48
         Accounting Fees.............................................................................49
         Code of Ethics..............................................................................50

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS.......................................50
EXECUTIVE OFFICERS...................................................................................50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................................51

EXECUTIVE COMPENSATION...............................................................................52

         Management Compensation.....................................................................52
         Option Grants in the Last Fiscal Year.......................................................53
         Aggregate Stock Option and Warrant Exercises in the Last Fiscal Year
              and Fiscal Year-End Option and Warrant Values..........................................53
         Compensation Pursuant to Plans..............................................................53
         Director Compensation.......................................................................54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................54
OTHER BUSINESS.......................................................................................54
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING........................................................54
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..............................................54
FINANCIAL STATEMENTS.................................................................................55

APPENDICES
         Appendix 1 - Appraisal Rights Procedures under Section 490.1320 through  490.1329 of the Iowa Business Corporation Act......................................56
PROXY CARD        ...................................................................................60



                                 SPECIAL FACTORS

       PURPOSES OF THE REVERSE/FORWARD STOCK SPLIT.
       --------------------------------------------

       The Reverse/Forward Stock Split is designed to acquire, for cash, the equity interests in the Company of those shareholders who, as of the Effective Date of the Reverse/Forward Stock Split, own less than 10,000 shares of Common Stock. The resulting purposes of the transaction are as follows:

          o To eliminate the administrative costs of maintaining smaller shareholder accounts;

          o To allow smaller shareholders to receive cash for their shares of Common Stock without having to pay brokerage commissions (the Company will pay all transaction costs in connection with the Reverse/Forward Stock Split); and

          o To reduce the Company's number of shareholders of record to less than 300, which will permit the Company to terminate the registration of its Common Stock under Section 12(g) of the Exchange Act and to suspend the Company's duty to file periodic reports with the SEC.

       REASONS FOR THE REVERSE/FORWARD STOCK SPLIT.
       --------------------------------------------

       ANNUAL COST SAVINGS. The Company incurs substantial direct and indirect costs in complying with the Exchange Act's filing and reporting requirements for public companies, costs which have increased significantly with the implementation of SOX. These direct costs include the premiums for directors and officers insurance policies. Although the Company has not historically carried directors and officers insurance, the Board of Directors believes that, given the new regulatory environment for public securities, it will be necessary to obtain such insurance in the future in order to attract and retain outside, independent directors. The referenced indirect costs include the time expended by the Company's executive officers in preparing and reviewing the Company's public reports filed with the SEC. These indirect costs are magnified by the fact that the Company has only two executive officers to perform the necessary preparation and review functions. Finally, most of the requirements of SOX apply equally to all public companies, regardless of their relative size. Therefore, given the Company's current size and resources, the Board of Directors believes that the foregoing costs associated with the Company being a public company are no longer justified.

       The Board of Directors believes that, by deregistering the Common Stock and suspending the Company's periodic reporting obligations, the Company will experience annual cost savings of approximately $210,000, consisting of (i) $90,000 in fees historically incurred, (ii) $40,000 in the cost of premiums for directors and officers insurance, (iii) $55,000 in fees that would otherwise be expected to be incurred due to compliance with Section 404 of SOX, and (iv) $25,000 in fees that would otherwise be expected to be incurred due to compliance with other provisions of SOX. These annual cost savings estimates are described in greater detail below:


              FEES                                                  COST SAVINGS ($ PER YEAR)
              ----                                                  -------------------------

              HISTORICAL FEES:
                       Legal fees:                                          $  31,000
                       Printing, mailing and filing costs:                  $   5,000
                       Independent Director compensation:                   $  15,000
                       Stock Market fees:                                   $   2,500
                       Transfer Agent fees:                                 $  10,000
                       Audit fees:                                          $  20,000
                       Other fees:                                          $   6,500
                                                                            ---------

                                Subtotal:                                   $  90,000

              DIRECTORS AND OFFICERS INSURANCE:           $  40,000

              SOX SECTION 404 FEES:

                       Third party planning, testing & documentation:       $  20,000
                       Audit fees:                                          $  20,000
                       Internal Personnel:                                  $  10,000
                       Other fees:                                          $   5,000
                                                                            ---------

                                Subtotal:                                   $  55,000

              OTHER SOX COMPLIANCE FEES:

                       Legal fees:                                          $  20,000
                       Other fees:                                          $   5,000
                                                                            ---------

                                Subtotal:                                   $  25,000

                                GRAND TOTAL:                                $ 210,000


       The estimated annual cost savings above reflect, among other things:

          o    A reduction in auditing and related fees;

          o    A reduction in legal fees related to securities law compliance;

          o The elimination of costs associated with filing periodic reports with the SEC;

          o The savings in fees charged by the Company's transfer agent (the "Transfer Agent") due to a significant reduction in the number of accounts to be handled by the Transfer Agent expected as a result of the Reverse/Forward Stock Split;

          o The lower printing and mailing costs attributable to the reduced reporting requirements, and the less complicated and extensive disclosures required as a result of the Company's status as a private company;

          o    The  reduction  in  management   time  spent  on  compliance  and
               disclosure matters attributable to the Company's Exchange Act filings;

          o The lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status and, consequently, avoiding premiums for directors and officers liability insurance;

          o The cost savings (of approximately $55,000 per annum) resulting from the Company's not being subject to the new internal control audit requirements imposed by Section 404 of SOX (which will apply to the Company beginning in 2006); and

          o    The  reduction  in  direct   miscellaneous   clerical  and  other
               expenses.

       The annual cost savings figures set forth above are only estimates. The actual savings the Company will realize from going private may be higher or lower than such estimates. Estimates of the annual savings to be realized if the Reverse/Forward Stock Split is consummated are based upon (i) the actual costs to the Company of the services and disbursements in each of the categories listed above that were reflected in the Company's recent financial statements, and (ii) the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to the Company's public reporting company status. In some instances, management's cost savings expectations were based on information provided or upon verifiable assumptions. For example, the Company has been informed by its auditors, informally, that there will be a reduction in auditing fees if the Company ceases to be a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act's reporting requirements will be eliminated if the Company no longer files reports with the SEC and is otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

       Finally, the Company expects the actual cost savings of being a non-reporting private company to be much greater than simply eliminating the estimated historical out-of-pocket costs. As a result of recent corporate governance scandals, the legislative and litigation environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of remaining a public reporting company in particular, are expected to continue to increase in the near future. Moreover, new legislation, such as SOX, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely continue to increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by the Company's officers and directors.

       SOX SECTION 404. As indicated above, the Company anticipates an annual cost savings of $55,000 associated with avoiding the new compliance requirements of Section 404 of SOX. However, it should be noted that, pursuant to the SEC's recent publication of Final Rule Release No. 33-8545 on March 2, 2005, the
Section 404 compliance deadline for smaller issuers such as the Company has been extended by one year, from 2005 to 2006. This deadline extension will not result in the Company being able to significantly delay its compliance with Section 404 of SOX (as the SEC has indicated that its extension should not be viewed as a basis for smaller issuers to slow down or delay their Section 404 compliance efforts), but is anticipated to result in reduced cost savings for 2005 of approximately $10,000.

       In addition to the above-referenced annual estimated cost savings, the consummation of the Reverse/Forward Stock Split and subsequent deregistration of the Common Stock would result in a significant one-time cost savings due to the Company's not being subject to the new internal control audit requirements imposed by Section 404 of SOX (which will apply to the Company beginning in 2006). Preparing the Company for compliance with Section 404 of SOX would require significant expenditures during the remainder of this fiscal year and into fiscal year 2006, including costs related to computer software and hardware and fees to third parties for compliance planning, assessment, documentation and testing. Such costs are estimated to exceed $35,000.

       OPERATIONAL FLEXIBILITY. Another reason for the Reverse/Forward Stock Split relates to operational flexibility. The Board of Directors believes that effecting the Reverse/Forward Stock Split and ceasing to be a public reporting company will enable management to concentrate its efforts on the long-term growth of the Company's businesses, free from the constraints of public ownership which the Board of Directors believes often place undue emphasis on quarter-to-quarter earnings at the expense of long-term growth. The Board of Directors believes that the Company will benefit if business decisions can be made with a view toward long-term growth and with less of an emphasis on the effect of decisions upon the short-term earnings and the consequent short-term effect of such earnings on the market value of the Common Stock. The Board of Directors also believes that, as a result of going private, the Company will be able to more quickly react and respond to corporate opportunities.

       INABILITY TO REALIZE BENEFITS ASSOCIATED WITH PUBLIC COMPANY STATUS. A significant reason for the Reverse/Forward Stock Split relates to the Company's inability to realize many of the benefits that typically accrue to public companies, including those listed below.

          o The ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. The Company has not found the occasion to acquire other businesses using its Common Stock as consideration and does not presently intend to do so.

          o The ability to obtain financing by issuing company securities in a public offering. The Company has not accessed the capital markets in such a manner in recent years and does not presently intend to do so.

          o The ability to use company stock to attract, retain and motivate employees. In recent years, due to the relatively low market price and limited liquidity of the Common Stock, the Company has found limited success in using its Common Stock in such a manner.

          o The ability to enhance company image by virtue of public company status. The Board of Directors has determined that, due to the Company's size and other factors, the Company has not enjoyed an appreciable enhancement in company image as a result of its public company status.

       The Company has generally been unable to realize the foregoing benefits due to one or a combination of the following: (i) the limited liquidity and low market price of its Common Stock, and/or (ii) the relatively small size of the Company. In addition, in many circumstances, the Company has had a more favorable alternative to accomplish an objective (such as the presence of available cash with which to effect an acquisition) than by the use of the Common Stock.

       COMPETITIVE DISADVANTAGES. The information disclosed in the Company's Exchange Act filings is available to the public. As a result, such information, which includes disclosures regarding the Company's business operations and financial condition, can be readily obtained and analyzed by various interested parties including the Company's competitors, vendors and customers. These interested parties could use such information to the Company's detriment. Among other things, this puts the Company at a disadvantage to its non-public competitors because the Company does not have access to similar information regarding its non-public competitors. However, after the Company terminates the registration of its Common Stock under the Exchange Act and thereby suspends its duty to file periodic reports with the SEC, the Company will have greater control over the public dissemination of certain business information relating to the Company. The Company's non-public competitors also benefit from not being burdened by the cost and time constraints associated with being a public reporting company. This results in additional competitive disadvantages for the Company.

       Given the foregoing competitive disadvantages, the Board of Directors believes that the benefits associated with maintaining the Company's status as a public reporting company and maintaining the Company's smaller shareholder accounts are substantially outweighed by the associated costs, both financial and operational. The Board of Directors believes that it is in the best interests of the Company to eliminate the administrative burden and costs associated with maintaining the Company's status as a public company and its smaller shareholder accounts.

       The Board of Directors has determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of smaller shareholders and changing the Company's status from that of a public reporting company to that of a more closely-held, non-reporting company. The Board of Directors has further determined that the reverse stock split ratio should be 1-for-10,000 and that the forward stock split ratio should be 10,000-for-1.

       FORWARD STOCK SPLIT. The forward stock split, which is scheduled to occur immediately after the reverse stock split, is intended to benefit the Company by preventing its Common Stock from having unusually high values per share, which would tend to decrease the liquidity of shares in the event they become traded on the Pink Sheets(R). Effecting the forward stock split immediately after the reverse stock split would have the added benefit of not requiring the Company to adjust the exercise price of any stock options previously issued by the Company.

       TIMING. The Board of Directors has determined to pursue a going private transaction as this time for several reasons. First, the potential annual costs savings described above have reached a point where they could have a significant positive impact on the Company's future operations. Second, the compliance burdens of Section 404 of SOX, both in terms of time and cost, can no longer be delayed. As a smaller issuer, the Company has not previously been subject to the accelerated compliance requirements of Section 404 of SOX. However, such requirements will begin to apply to the Company in 2006, meaning that the Company must prepare for such compliance in 2005. Third, the Board of Directors considers the benefits of being a privately-held company to now outweigh the benefits of being a publicly-held company, and does not foresee any change in this relationship in the near future. Finally, for cost and efficiency reasons, the Board of Directors has concluded that it would be most efficient for all parties involved to hold the vote on the Reverse/Forward Stock Split at the Annual Meeting of the Shareholders as opposed to a separate, special meeting of the shareholders.

       EFFECTS OF THE REVERSE/FORWARD STOCK SPLIT.
       -------------------------------------------

       As soon as practicable after the completion of the Reverse/Forward Stock Split (assuming it is consummated and assuming it results in the Company having less than 300 shareholders of record), the Company intends to apply for termination of the registration of its Common Stock under the Exchange Act. Upon termination of the Company's reporting obligations under the Exchange Act, the Common Stock may be eligible for listing and trading in the Pink Sheets(R). However, the completion of the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act will likely cause the trading market for shares of the Common Stock to be eliminated or, at a minimum, substantially reduced.

       EFFECTS ON SHAREHOLDERS WITH LESS THAN 10,000 SHARES OF COMMON STOCK. As a result of the Reverse/Forward Stock Split (assuming it is implemented), each shareholder that owns less than 10,000 shares of Common Stock immediately before the Reverse/Forward Stock Split (referred to in this Proxy Statement as a "Cashed-Out Shareholder"):

          o Will receive cash equal to $0.08 per share for each share of Common Stock held by such Cashed-Out Shareholder at 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split, in accordance with the procedures described in this Proxy Statement;

               NOTE: Interest will not accrue on these cash payments, and such payments will be subject to income taxation (for a more detailed discussion of federal income tax consequences, see "SPECIAL FACTORS - Material Federal Income Tax Consequences");

          o    Will not  receive  any  shares,  whole or  fractional,  of Common
               Stock;

          o Will have no further ownership interest in the Company, and will no longer be entitled to vote as a shareholder of the Company; and

          o Will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split.

       NOTE: If you are a shareholder who would otherwise become a Cashed-Out Shareholder as a result of the Reverse/Forward Stock Split, you may elect to continue holding Common Stock after the Reverse/Forward Stock Split and not be cashed out by the Reverse/Forward Stock Split by taking one of the actions specified below. To ensure that your holdings of Common Stock are appropriately adjusted prior to the Reverse/Forward Stock Split, the Company recommends that you take such action so that it has been completed by the close of business on the day immediately preceding the Effective Date. Also be aware that, given the limited trading market for the Common Stock, you may not be able to purchase, at an acceptable price, enough shares to remain a shareholder after the Reverse/Forward Stock Split.

               1A. Purchase a sufficient number of additional shares of Common Stock on the open market and have such additional shares registered in your name and consolidated with your current record account (if you are a record holder), or have such additional shares entered in your account with a nominee (if you are a beneficial owner holding shares in street name), so that you will hold at least 10,000 shares of Common Stock in your record account or relevant nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split; or

               1B. If applicable, consolidate your record accounts or relevant nominee accounts so that, together, you hold at least 10,000 shares of Common Stock in one record account or nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split.

                    NOTE: If you do not hold at least 10,000 shares in a single account, then you will be treated as a Cashed-Out Shareholder for purposes of the Reverse/Forward Stock Split.

       The Company intends to treat shareholders holding less than 10,000 shares of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees. For example, upon receiving this Proxy Statement, a nominee may notify its beneficial owners of the Reverse/Forward Stock Split and instruct such beneficial owners to complete option 1A or 1B above prior to the Effective Date (if they desire to remain a shareholder of the Company after the Reverse/Forward Stock Split) and that otherwise they will be cashed out. The relevant shares calculation (i.e., whether a beneficial owner has 10,000 or more shares of Common Stock in a single account) will then take place at the street account level rather than the record account level. The nominee would then be responsible for informing the Company of the proper treatment of such nominee's beneficial owners.

       EFFECTS ON SHAREHOLDERS WITH 10,000 OR MORE SHARES OF COMMON STOCK. As a result of the Reverse/Forward Stock Split (assuming it is implemented), each shareholder of record holding 10,000 or more shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split (referred to in this Proxy Statement as a "Continuing Shareholder"):

          o Will not receive cash for any portion of such Continuing Shareholder's shares;

          o Will not be affected in terms of the number of shares of Common Stock held by such Continuing Shareholder before and after the Reverse/Forward Stock Split;

          o Will continue to be entitled to vote as a shareholder of the Company; and

          o Will experience a significant reduction in liquidity with respect to the Common Stock.

       NOTE: If you are a shareholder who would otherwise become a Continuing Shareholder as a result of the Reverse/Forward Stock Split, you may elect to cash out your holdings of Common Stock after the Reverse/Forward Stock Split and not continue holding Common Stock after the Reverse/Forward Stock Split by taking one of the actions specified below. To ensure that your holdings of Common Stock are appropriately adjusted prior to the Reverse/Forward Stock Split, the Company recommends that you take such action so that it has been completed by the close of business on the day immediately preceding the Effective Date.

               2A. Sell a sufficient number of shares of Common Stock on the open market, so that you will hold less than 10,000 shares of Common Stock in your record account or your relevant nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split; or

               2B. Divide your record accounts or nominee accounts so that you do not hold more than 10,000 shares of Common Stock in any one record account or nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split.

                    NOTE: If you hold 10,000 or more shares in a single account, then you will be treated as a Continuing Shareholder for purposes of the Reverse/Forward Stock Split.

       The Company intends to treat shareholders holding 10,000 or more shares of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. However, nominees may have different procedures and shareholders holding Common Stock in street name should contact their nominees. For example, upon receiving this Proxy Statement, a nominee may notify its beneficial owners of the Reverse/Forward Stock Split and instruct such beneficial owners to complete option 2A or 2B above prior to the Effective Date (if they desire to be cashed out as a result of the Reverse/Forward Stock Split) and that otherwise they will remain as shareholders of the Company. The relevant shares calculation (i.e., whether a beneficial owner has less than 10,000 shares of Common Stock in a single account) will then take place at the street account level rather than the record account level. The nominee would then be responsible for informing the Company of the proper treatment of such nominee's beneficial owners.

       EFFECTS ON SHAREHOLDERS WITH CERTIFICATED SHARES.

       CASHED-OUT SHAREHOLDERS. If you are a Cashed-Out Shareholder with a stock certificate representing your cashed out shares, you will receive a letter of transmittal from the Company as soon as practicable after the effective date of the Reverse/Forward Stock Split. The letter of transmittal will contain instructions on how to surrender your existing certificate(s) to the Transfer Agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. PLEASE DO NOT SEND YOUR CERTIFICATES UNTIL YOU HAVE RECEIVED YOUR LETTER OF TRANSMITTAL.

       CONTINUING SHAREHOLDERS. If you are a Continuing Shareholder with a stock certificate(s) representing your shares, your stock certificate will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate(s).

       EFFECTS ON THE COMPANY. The Reverse/Forward Stock Split (assuming it is consummated) will affect the registration of the Common Stock under the Exchange Act, as the Company intends to apply for termination of such registration as soon as practicable after the Reverse/Forward Stock Split. The completion of the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act will render the Common Stock ineligible for listing or quotation on any stock exchange or other automated quotation system, including the OTC Bulletin Board. After the Reverse/Forward Stock Split, the Company may be able to list its Common Stock in the Pink Sheets(R), although the Company does not have a current intention to do so. As a result, Continuing Shareholders should expect the public market for their shares of Common Stock to be eliminated or, at a minimum, substantially reduced.

       The Company has no current plans to issue additional Common Stock after the Reverse/Forward Stock Split. However, the Company reserves the right to do so at any time, and from time to time, at such prices and on such terms as the Board of Directors determines to be in the best interests of the Company. Continuing Shareholders will not have any preemptive or other preferential rights to purchase any capital stock that the Company may issue in the future, unless such rights are otherwise specifically granted to the Continuing Shareholders.

       The  Company  also has no current  plans to  repurchase  shares of Common
Stock pursuant to an odd-lot repurchase program, private negotiated sale, or other transaction. However, the Company reserves the right to do so at any time, and from time to time. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company's financial condition, operating results, and available capital at the time.

       The par value of the Common Stock will remain $0.01 per share following the consummation of the Reverse/Forward Stock Split.

       ALTERNATIVES CONSIDERED BY THE BOARD OF DIRECTORS.
       --------------------------------------------------

       In making the determination to proceed with the Reverse/Forward Stock Split, the Board of Directors considered the potential feasibility of the transactions below as other alternative means to accomplish the stated purposes of the Reverse/Forward Stock Split, as described in this Proxy Statement. For more detailed discussion of the deliberations of the Board of Directors with respect to the potential feasibility of the transactions below, see "SPECIAL FACTORS - Fairness of the Transaction - Deliberations of the Board of Directors."

       ISSUER TENDER OFFER. The Board of Directors considered the feasibility of an issuer tender offer to repurchase shares of the Common Stock held by the Company's unaffiliated shareholders. A principal disadvantage of this alternative is the Company's ability or willingness to incur costs in excess of $1,000,000, such costs estimated as being necessary to effect a tender offer in which there is sufficient participation by unaffiliated shareholders. In addition, due to the voluntary nature of such a transaction, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered (i.e., to reduce the Company's number of shareholders of record to less than 300). Furthermore, the going private rules regarding the treatment of shareholders in an issuer tender offer, including pro-rata acceptance of offers from shareholders, make it difficult to ensure that the Company would be able to reduce its number of shareholders of record to less than 300. As a result of these disadvantages, the Board of Directors decided that it would be in the best interest of the Company to reject this alternative.

       TRADITIONAL STOCK REPURCHASE PLAN. The Board of Directors considered a plan whereby the Company would periodically repurchase shares of its Common Stock on the open market at the then-current market price. A principal disadvantage of this alternative is that the Company's ability to repurchase enough shares in this manner to enable the Company to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success, and be of undeterminable cost. As a result of these disadvantages, the Board of Directors decided that it would be in the best interest of the Company to reject this alternative.

       MAINTAINING THE STATUS QUO. The Board of Directors considered simply maintaining the status quo, meaning that the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. Based on the reasons specified under "SPECIAL FACTORS - Reasons for the Reverse/Forward Stock Split," the Board of Directors decided that it would be in the best interest of the Company to reject this alternative.

       OTHER GOING PRIVATE TRANSACTIONS. In an effort to exhaust its alternatives, the Board of Directors also examined the mechanics used by other issuers in effecting a going private transaction, such as odd-lot repurchase programs, sales of all or substantially all of the corporate assets, and management buyouts. The Board of Directors dismissed these options as inconsistent with the Company's primary objectives for this transaction. The Company does not have enough odd-lot shareholders (defined as shareholders owning less than 100 shares) for an odd-lot repurchase program to be considered a viable option for enabling the Company to deregister under the Exchange Act. The Board of Directors also desires, and expects, that the Company's management and operations will not be disrupted as a result of the Company going private. Proposals involving sales of all or substantially all of the corporate assets and management buyouts would likely have the opposite effect. Moreover, the Company has not received any firm offers, from management or third parties, to acquire the Company over the past two years. However, the Board of Directors has received an unsolicited indication of interest letter (not a firm offer) from a third party regarding the possible acquisition of all of the outstanding shares of Common Stock, subject to certain conditions, which the Board of Directors has rejected (see "SPECIAL FACTORS - Fairness of the Transaction - Deliberations of the Board of Directors").

       FAIRNESS OF THE TRANSACTION.
       ----------------------------

       IN GENERAL. For the reasons discussed below, the Board of Directors has deemed the Reverse/Forward Stock Split to be fair to the Company's unaffiliated shareholders, both in terms of its form and the cash consideration being offered. Furthermore, the Board of Directors has concluded that the Reverse/Forward Stock Split is in the best interests of the Company and is substantively and procedurally fair to the Company's unaffiliated shareholders, regardless of whether such shareholders are classified as Cashed-Out Shareholders or Continuing Shareholders. Such conclusion was based on the fact that the sole determining factor as to whether a shareholder will become a Cashed-Out Shareholder or a Continuing Shareholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by such shareholder immediately before the Reverse/Forward Stock Split.

       NOTE: A significant number of the Company's unaffiliated shareholders own 10,000 or more shares of the Common Stock.

       NOTE: All of the Company's affiliated shareholders (i.e., Thomas E. Gibbs, Randall L. McGee, Scott A. Burri, and Earl H. Cohen) own 10,000 or more shares of the Common Stock (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). As a result, all of the Company's affiliated shareholders are expected to be Continuing Shareholders.

       The Board of Directors believes that it has a fiduciary responsibility to all Company shareholders, both Cashed-Out Shareholders and Continuing Shareholders. It further believes that paying excessive consideration to the Cashed-Out Shareholders in connection with the Reverse/Forward Stock Split would not be fair to the Continuing Shareholders and, conversely, that paying inadequate consideration would not be fair to the Cashed-Out Shareholders. In upholding its fiduciary responsibility to all Company shareholders, the Board of Directors reviewed and considered the terms, alternatives, and effects of the Reverse/Forward Stock Split as to each of the Cashed-Out Shareholders, the Continuing Shareholders, and the Company.

       APPROVAL OF SECURITY HOLDERS. The Reverse/Forward Stock Split is structured in such a way so as to not require the approval of at least a majority of the Company's unaffiliated shareholders. The Iowa Business Corporation Act (the "IBCA") does not require such approval in order to effect an amendment to an Iowa corporation's articles of incorporation (see "VOTING RIGHTS AND VOTE REQUIRED"). In the opinion of the Board of Directors, conditioning the approval of the Reverse/Forward Stock Split on such approval would not reflect the collective judgment of the smaller shareholders because, based on past experience, it would be unlikely that a large number of such shareholders would vote, in person or by proxy.

       NOTE: Notwithstanding the discussion in the immediately preceding paragraph, if the Reverse/Forward Stock Split is not approved as provided in the section of this Proxy Statement entitled "VOTING RIGHTS AND VOTE REQUIRED," then, as a matter of Iowa corporate law, the going private transaction will not go forward.

       UNAFFILIATED REPRESENTATIVE. The Board of Directors carefully weighed the costs and benefits of retaining an independent third-party representative to act solely on behalf of the Company's unaffiliated shareholders for the purposes of negotiating the terms of the Reverse/Forward Stock Split and/or preparing a report concerning the fairness of the transaction (which is a common procedure for a going private transaction). The Board of Directors decided that such a representative was not necessary in order to ensure the procedural fairness of the Reverse/Forward Stock Split to the unaffiliated shareholders. In reaching such decision, the Board of Directors was concerned about the administrative time and monetary costs that would be expended in retaining an independent third-party representative. Specifically, the Board of Directors would have to identify, contact, and engage a qualified representative and then spend considerable time educating such representative about the Company's business. Furthermore, the anticipated fee for engaging an independent third-party representative would be significant. Another key consideration was the role of the Company's two Independent Directors who constitute 50% of the Board of Directors. In the opinion of the Board of Directors, the Independent Directors were better suited to represent the interests of the Company's unaffiliated shareholders with respect to the procedural fairness of the Reverse/Forward Stock Split. The Independent Directors have a wealth of knowledge and experience as to the Company's business and have been intimately involved in the Board of Directors' discussions regarding the Company's going private transaction and, more specifically, the Reverse/Forward Stock Split. In addition, the Independent Directors have not and will not receive any additional compensation for their service with respect to the Reverse/Forward Stock Split. Although the Independent Directors are affiliated shareholders and are expected to be Continuing Shareholders who will not be cashed-out in the Reverse/Forward Stock Split and, therefore, are in a different position from that of the unaffiliated shareholders who will be cashed out, the Company does not believe that this apparent conflict prevents the Independent Directors from representing the interests of the Company's unaffiliated shareholders as described above. The cost savings to the Company of being able to rely on the Independent Directors as opposed to an independent third-party representative to ensure the procedural fairness of the Reverse/Forward Stock Split to the unaffiliated shareholders is significant. The transactional costs of the Reverse/Forward Stock Split are already expected to represent over 30% of the Company's fund outlay for the going private transaction and, given that the Company intends to use cash on hand (as opposed to alternative financing arrangements/plans) for such fund outlays, it would be in the best interest of the Company and its shareholders to control such transactional costs (see "SPECIAL FACTORS - Additional Information Regarding the Reverse/Forward Stock Split - Sources of Funds and Expenses."). In the opinion of the Board of Directors, the foregoing factors serve as procedural safeguards ensuring that the Reverse/Forward Stock Split is procedurally fair to the Company's unaffiliated shareholders.

       NOTE: Both of the Company's Independent Directors own 10,000 or more shares of the Common Stock (see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"). As a result, both of the Company's Independent Directors are expected to be Continuing Shareholders.

       APPROVAL OF DIRECTORS. After studying the Reverse/Forward Stock Split and its anticipated effects on the Company's shareholders, the Board of Directors unanimously approved the transaction. Such unanimous approval included the approval of Scott Burri and Earl Cohen, the two members of the Board of

Directors who are not employees of the Company and who have no material relationship with the Company that would interfere with the exercise of independent judgment (the "Independent Directors"). The Board of Directors also understood that the Company's officers and directors, including the Independent Directors, have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Annual Meeting of Shareholders.

       NOTE: Although the Company is not subject to the rules and regulations of the New York Stock Exchange ("NYSE"), the Company's Board of Directors has used the NYSE's definition of "independent directors" to determine the above qualifications of the Independent Directors. In the opinion of the Company's Board of Directors, considering all relevant facts and circumstances, the Independent Directors satisfy the NYSE's definition of "independent directors," specifically Rule 303A.02 of the NYSE Listed Company Manual.

       The Company is also seeking approval of the transaction through a formal shareholders' meeting, which gives shareholders the time and opportunity to express their views at a duly convened shareholders' meeting regarding the Reverse/Forward Stock Split.


       CASH CONSIDERATION. In determining the cash consideration to be paid to Cashed-Out Shareholders in connection the Reverse/Forward Stock Split, the Board of Directors factored in the Common Stock's current market prices, historical market prices, and going concern or fair market value, on a non-controlling interest basis (as determined by W&T). Regarding going concern or fair market value, the Board of Directors relied on and adopted the conclusion and analyses contained in the Valuation Report and the W&T Update Letter and did not independently conduct an analysis or calculation of such value. The Board of Directors also considered market premiums paid by other issuers in going private transactions (particularly during the post-SOX period), as contained in compilations of publicly available information, as orally presented by the Company's legal counsel with respect to the general conclusions contained in such compilations (see "SPECIAL FACTORS - Fairness of the Transaction - Deliberations of the Board of Directors"). The Board of Directors also considered the Common Stock's net book value and liquidation value, but did not factor such values into the cash consideration calculation because the Board of Directors did not consider such values to be indicative of the Company's value. With the Company having been in existence for over twenty-five years, the Board of Director's believed net book value to represent historical accounting values that do not properly reflect the current economic value of the Company or its assets. Regarding liquidation value, the Board of Directors focused on the Company's status as a software company. Given that most of the Company's assets are service-related and intangible, the Board of Directors did not believe that liquidation values for such assets would accurately reflect their market value to an ongoing business enterprise. It should also be noted that W&T did not rely on net book value or liquidation value in making its independent valuation of the Common Stock. Finally, the Board of Directors did not consider prior purchases of the Common Stock by the Company or firm offers received by the Company, as no such purchases were made or firm offers received during the past two years. However, in reaching its cash consideration calculation, the Board of Directors did consider an unsolicited indication of interest letter (not a firm offer) received from a third party regarding the possible acquisition of all of the outstanding shares of Common Stock, subject to certain conditions (see "SPECIAL FACTORS - Fairness of the Transaction - Deliberations of the Board of Directors").


       In addition to the items discussed above, the Board of Directors considered the factors below in reaching their conclusions as to the substantive fairness of the Reverse/Forward Stock Split to the Company's unaffiliated shareholders. The factors discussed below do not represent an exhaustive list, but do reflect the factors that the Board of Directors considered to be material. Although the Board of Directors did not assign specific weight to any of the following factors, they did place added emphasis on the opportunity for unaffiliated shareholders to sell their holdings of Common Stock at a premium.

       FACTORS IN SUPPORT OF THE REVERSE/FORWARD STOCK SPLIT.


       UNAFFILIATED SHAREHOLDERS OWNING LESS THAN 10,000 SHARES OF COMMON STOCK MAY SELL THEIR SHARES AT A PREMIUM. In connection with the Reverse/Forward Stock Split, the Board of Directors retained W&T to provide a fair market value calculation of the Common Stock. W&T assigned a going concern value to the Common Stock, on a non-controlling interest basis, at a price of $0.058 per share (the "appraised value"). The Board of Directors determined that the consideration to be paid to unaffiliated shareholders receiving cash in lieu of fractional shares should include a premium over the appraised value as well as the current and historical market prices of the Common Stock. At the time the proposed Reverse/Forward Stock Split was first publicly announced on March 3, 2005, the $0.08 cash out consideration represented (i) a 40.35% premium over the closing price for the Common Stock on March 2, 2005 (the most recent practicable date prior to such public announcement), which was $0.057 per share; (ii) a 35.59% premium over the average closing price of the Common Stock over the 20 trading days prior to and including March 2, 2005, which was $0.059 per share; and (iii) a 19.40% premium over the one year average market price of the Common Stock, which was $0.067 per share. As of the date the Company first publicly announced the $0.08 cash out consideration (June 3, 2005), the $0.08 cash out consideration represented (i) a 8.84% premium over the closing price for the Common Stock on June 2, 2005 (the most recent practicable date prior to such date of filing), which was $0.0735 per share; (ii) a 35.59% premium over the average closing price of the Common Stock over the 20 trading days prior to and including June 2, 2005, which was $0.059 per share; and (iii) a 25.45% premium over the one year average market price of the Common Stock, which was $0.06377 per share. The Board of Directors set the cash out price at $0.08 because, in the business judgment of the Board of Directors, such price represented fair consideration at a premium to the current and historical market prices set forth above and to the appraised value set forth above.


       The Board of Directors believes the cash consideration above to be fair to the unaffiliated Cashed-Out Shareholders. There are no indications that, without effecting the proposed Reverse/Forward Stock Split, the market price for the Common Stock would meet or exceed such consideration at any time in the foreseeable future. The Board of Directors determined the consideration to be paid in connection with the Reverse/Forward Stock Split to be fair to Cashed-Out Shareholders because such consideration provides a premium above the appraised value, the current market price, and the average historical market prices, and allows Cashed-Out Shareholders to immediately receive the cash value of their investment in the Company (at a premium above the appraised value, the current market price, and the average historical market prices) without having to incur transaction costs. Since the Company will be paying all transaction costs associated with the Reverse/Forward Stock Split, the Reverse/Forward Stock Split presents a cost-effective way for the Cashed-Out Shareholders to liquidate their holdings of Common Stock.

       THE COMPANY WILL ACCRUE SIGNIFICANT COST AND TIME SAVINGS. By reducing the Company's number of shareholders of record to less than 300 and deregistering the Common Stock under the Exchange Act, the Company expects to save (i) approximately $90,000 per year in professional fees and expenses historically incurred in connection with the preparation and filing of reports required by the Exchange Act, (ii) approximately $40,000 in premiums for directors and officers insurance which the Board of Directors believes will be necessary to attract and retain outside directors, (iii) approximately $35,000 in one-time expenses that otherwise would have been incurred in fiscal 2005 to prepare for compliance with the internal control audit requirements of Section 404 of SOX, (iv) approximately $55,000 per year in expenses that otherwise would have been incurred in connection with compliance with Section 404 of SOX (beginning in 2006), and (v) approximately $25,000 per year in expenses that otherwise would have been incurred in connection with compliance with the other provisions of SOX. The termination of the Company's public reporting obligations will also alleviate a significant amount of time and effort previously required of the Company's executive officers in preparing and reviewing these ongoing reports and filings required of public companies under the Exchange Act.

       ALL SHAREHOLDERS HAVE THE ABILITY TO CONTROL THEIR DECISION TO REMAIN A SHAREHOLDER OR TO LIQUIDATE THEIR HOLDINGS OF COMMON STOCK. The Board of Directors considers the structure of the Reverse/Forward Stock Split to be fair to unaffiliated shareholders because it gives them the option, exercised in their sole discretion, to either remain a shareholder of the Company after the Reverse/Forward Stock Split or to receive the cash consideration offered in connection with the Reverse/Forward Stock Split. Current shareholders owning less than 10,000 shares of Common Stock may elect to remain shareholders of the Company following the Reverse/Forward Stock Split by acquiring additional shares of Common Stock so that they own at least 10,000 shares of Common Stock immediately before the Reverse/Forward Stock Split. Conversely, shareholders owning 10,000 or more shares of Common Stock who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to less than 10,000 shares by selling shares prior to the Reverse/Forward Stock Split.


       NOTE: Generally speaking, there is limited liquidity for the Common Stock. However, there is sufficient liquidity to allow current shareholders owning less than 10,000 shares of Common Stock to acquire additional shares of Common Stock so that they own at least 10,000 shares of Common Stock immediately before the Reverse/Forward Stock Split. To illustrate, the largest number of shares such a shareholder would have to buy would be 9,999 shares (assuming the shareholder currently owns only one share). As of July 13, 2005, the average daily trading volume for the Common Stock over the preceding three months was 89,259 shares. Given this average daily trading volume, there would be more than enough liquidity for a shareholder to acquire 9,999 shares of Common Stock.


       THERE SHOULD BE NO MATERIAL CHANGE IN PERCENTAGE OWNERSHIP OF CONTINUING SHAREHOLDERS. An estimated 5,796,972 out of 56,178,663 shares of the Common Stock will be eliminated by the Reverse/Forward Stock Split. As a result, the percentage ownership of Continuing Shareholders after the Reverse/Forward Stock Split will be approximately the same as it was prior to the Reverse/Forward Stock Split. For example, the Company's officers and directors currently beneficially own approximately 24.7% of the outstanding shares of Common Stock, and will beneficially own approximately 27.3% of the Common Stock following completion of the Reverse/Forward Stock Split. The Company believes that structuring the Reverse/Forward Stock Split in a manner that preserves the approximate percentage ownership of the Continuing Shareholders supports the fairness of the Reverse/Forward Stock Split to the unaffiliated shareholders.

       LONG-TERM PLAN FOR CORPORATE GOVERNANCE AND COMPANY OPERATIONS. The Board of Directors has endorsed a long-term plan for corporate governance and Company operations once the Company ceases to be a public reporting company, assuming that the going private transaction is approved by the Company's shareholders. Such long-term plan includes the following items: (i) the Company's two Independent Directors will continue to constitute 50% of the Board of Directors, 100% of the Company's Audit Committee (which hires, oversees, and determines the compensation of the independent auditors), and 100% of the Company's Compensation/Stock Option Committee (which recommends the annual compensation package for the Company's Chief Executive Officer and Chief Financial Officer to the Board of Directors); (ii) the Board of Directors plans no material change in the current method of calculation of aggregate annual compensation of the Chief Executive Officer and Chief Financial Officer; (iii) the Company plans to continue to engage a highly reputable independent accounting firm to perform annual audits of the Company's financial statements; (iv) the Company plans to continue to distribute to the Company's shareholders an annual report containing such audited financials statements; and (v) the Company plans to continue operations in the same lines of business, with the same levels of overhead, and with the same operational methods, which have proved successful and profitable in the past. The Board of Directors believes that the above actions are consistent with the Company's history of maintaining positive shareholder relations, and are important elements of the Board of Directors' long-term plan for Company operations and its long-term plan to maximize shareholder value.

       FACTORS NOT IN SUPPORT OF THE REVERSE/FORWARD STOCK SPLIT.

       THERE SHOULD BE A SUBSTANTIAL REDUCTION OR COMPLETE ELIMINATION OF PUBLIC SALE OPPORTUNITIES FOR THE COMMON STOCK. Following the Reverse/Forward Stock Split and the deregistration of the Common Stock under the Exchange Act, the Company anticipates that the public market for its Common Stock will be substantially reduced or eliminated altogether, meaning that the Company's shareholders will likely no longer have an opportunity to sell their shares of Common Stock in a public market. While such shares may be listed in the Pink Sheets(R), in all likelihood any current public market for the Common Stock will be highly illiquid after the suspension of the Company's periodic reporting obligations. This may have the effect of making it more difficult for unaffiliated shareholders to sell their shares of Common Stock and may also have the result of reducing the price that a potential buyer may pay for such shares.

       THERE WILL BE A TERMINATION OF PUBLICLY AVAILABLE INFORMATION. Upon terminating the registration of the Common Stock under the Exchange Act, the Company's duty to file periodic reports with the SEC will be suspended, meaning that information regarding the Company's operations and financial results (which is currently available to investors and the general public) will no longer be publicly available. Thereafter, investors seeking information about the Company will have to contact the Company directly to receive such information. In such event, the Company may or may not provide investors with such requested information. In addition, certain provisions of the Exchange Act, including proxy statement disclosures in connection with shareholder meetings and related requirements of annual reports to shareholders, will no longer apply to the Company. The Board of Directors acknowledges that there are circumstances in which such termination of publicly available information may be disadvantageous to the Company's shareholders. However, the Board of Directors believes that the overall benefits to the Company of no longer being a public reporting company substantially outweigh such disadvantages to the Company's shareholders.

       NOTE: Unaffiliated shareholders will still be entitled to information regarding the Company in accordance with the IBCA. Specifically, the IBCA requires the Company, upon receipt of a written request from a shareholder, to furnish such shareholder with copies of the Company's annual financial statements. The IBCA also authorizes shareholders, upon giving the Company at least five business days' written notice, to inspect certain corporate documents at the Company's principal office, such as organizational documents, minutes of shareholder meetings, and written communications to the shareholders.

       THERE MAY BE A SIGNIFICANT DECLINE IN THE VALUE OF THE COMMON STOCK. Given the factors described under the two immediately preceding paragraphs, Continuing Shareholders may experience a significant decrease in the value of their shares of Common Stock.

       CASHED-OUT SHAREHOLDERS WILL BE UNABLE TO PARTICIPATE IN ANY FUTURE INCREASES IN VALUE OF THE COMMON STOCK. After the Reverse/Forward Stock Split, Cashed-Out Shareholders will have no further financial interest in the Company with respect to their cashed out shares, and thus will not have the opportunity to participate in the potential appreciation in the value of such shares.

However, the Board of Directors has determined that this factor does not make the Reverse/Forward Stock Split unfair to unaffiliated shareholders given their options to remain as shareholders of the Company after the Reverse/Forward Stock Split. In addition, the cash consideration being offered for shares of the Common Stock in connection with the Reverse/Forward Stock Split takes into account the estimated going concern value of such shares, which value includes a premium over the current market value and the historical market values of such shares.

       The Board of Directors believes that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Split is fair to the Company's unaffiliated shareholders because the Cashed-Out Shareholders will receive an amount per share of Common Stock which represents a premium over both the appraised value and the current market value for the Common Stock. In addition, unaffiliated shareholders may elect to remain shareholders after the Reverse/Forward Stock Split by acquiring additional shares of Common Stock so that they own at least 10,000 shares of Common Stock immediately before the Reverse/Forward Stock Split, in which case they will maintain approximately the same percentage ownership in the Company after the Reverse/Stock Split that they had immediately prior to the Reverse/Forward Stock Split. Also, the potential loss of liquidity in shares of Common Stock does not appear to be a significant loss given the relatively low trading volume of the Common Stock at present. Finally, the Board of Directors believes that any detriment associated with the reduction in public information available regarding the Company's operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of the Company's public reporting obligations.

       PROCEDURAL FAIRNESS. The Board of Directors believes that the transaction is procedurally fair to both Cashed-Out Shareholders and Continuing Shareholders due to the following:

          o    The   transaction  is  being  effected  in  accordance  with  all applicable requirements of the Company's organizational documents and Iowa law.

          o The transaction has been unanimously approved by the Board of Directors, including the Independent Directors.

          o The transaction is being submitted to a vote of, and is subject to the approval of, the Company's shareholders.

          o Other than the expressed intent of the Company's directors and executive officers to vote their shares of Common Stock for the transaction, the Company has not obtained any prior assurances from any of its shareholders regarding the vote on the transaction.

          o Between the date of this Proxy Statement and the Effective Date of the Reverse/Forward Stock Split, all of the Company's shareholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the Effective Date. Accordingly, shareholders who would otherwise become Cashed-Out Shareholders can become Continuing Shareholders, and shareholders who would otherwise become Continuing Shareholders can become Cashed-Out Shareholders.

       VALUATION REPORT OF W&T. In order to further promote the fairness and integrity of the Reverse/Forward Stock Split, the Board of Directors has engaged W&T to provide an independent third party valuation report (referred to in this Proxy Statement as the "Valuation Report") of the fair market value of the

Common Stock, on a non-controlling interest basis. The Board of Directors has used the resulting Valuation Report as a factor in its determination of the cash consideration to be paid to Cashed-Out Shareholders in lieu of issuing any fractional shares in connection with the Reverse/Forward Stock Split. Preceding the Board of Director's selection of W&T, the Chief Financial Officer of the Company identified possible firms to conduct an independent third party valuation and reviewed materials regarding such firms and the types of valuation services offered by them. The Board of Directors selected W&T over the other valuation firms considered because W&T possessed the essential qualifications sought by the Board of Directors, namely experience with transactions similar to the Reverse/Forward Stock Split, the ability to work within the Board of Directors' expected timeframe, and cost/fee. W&T has not previously provided valuation services to the Company, and none of W&T's employees who worked on the engagement has any known financial interest in the assets or equity of the Company or the outcome of the engagement. W&T received $15,000 from the Company as compensation for the Valuation Report; however, no compensation received or to be received by W&T is based on or is contingent on the results of W&T's engagement.

       On February 11, 2005, W&T presented its initial draft the Valuation Report of the Company to the Board of Directors. The Board of Directors reviewed this initial draft and had no material concerns, comments, or revisions to report back to W&T.

       On March 3, 2005, W&T presented its final Valuation Report to the Board of Directors (with no material changes having been made from W&T's initial draft). Accordingly, in the opinion of W&T, one hundred percent of the Common Stock has a fair market value, on a freely traded non-controlling interest basis at December 31, 2004, equal to $3,260,000, or $0.058 per share (based on 56,178,663 outstanding shares at December 31, 2004). W&T used the following definition for fair market value: "the amount at which the property would change hands between a willing buyer and a willing seller when the former is not under compulsion to buy and the latter is not under compulsion to sell, both parties having a reasonable knowledge of the relevant facts."

       On May 27, 2005, W&T presented a letter (the "W&T Update Letter") to the Board of Directors whereby W&T reviewed the conclusions contained in the final
Valuation Report, taking into consideration (i) the actual results of the Company's operations for the first quarter of 2005, (ii) the possible classification of the Company's cash balances as non-operating assets, and (iii) the unsolicited indication of interest letter received by the Company from a third party on May 11, 2005 (see "SPECIAL FACTORS - Fairness of the Transaction
- Deliberations of the Board of Directors"). In its letter, W&T analyzed these three considerations, but did not ultimately adjust its earlier calculation of the fair market value of the Common Stock. W&T noted slight differences between its revenue and income forecasts and the actual results of the Company's first quarter operations, but opined that there was no material change in the financial outlook or estimate of fair market value of the Company. W&T also revisited its earlier discussion of the proper asset classification for the Company's cash balances and opined that the Company could finance its operations with some level of debt capital instead of almost exclusively equity capital and, in such event, a larger portion of cash could be paid out to shareholders of the Company. Finally, W&T emphasized the difficulty of comparing the W&T valuation (which represents a non-controlling interest value) to the valuation contained in the third party indication of interest letter (which represents a controlling interest value to a synergistic buyer). In conclusion, the W&T Update Letter effectively reaffirmed, in all material respects, the final Valuation Report.

       As used in this Proxy Statement, W&T's calculation of fair market value for the Common Stock ($0.058 per share) is referred to as the "appraised value." The following summarizes the analyses and methods contained in the Valuation Report in support of the conclusion of the Valuation Report, the appraised value, and the W&T Update Letter. The full text of the final Valuation Report and the W&T Update Letter are attached as Exhibit 16(c)(1) and Exhibit 16(c)(2), respectively, to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Company's proposed going private transaction on June 3, 2005. You are encouraged to read the Valuation Report and the W&T Update Letter in their entirety.

       In preparing the Valuation Report, W&T conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. As indicated in the Valuation Report, it should be emphasized that the appraised value is not a precise number, but rather represents an estimate based on a combination of historical information, logical assumptions, and projections. It should also be noted that the Valuation Report does not incorporate any industry comparisons, as W&T determined that the nature of the Company's operations is not comparable to the operations of a particular industry. The resources relied on by W&T in performing its analysis include the following:

          o The Company's tax returns for the years ended December 31, 2000, 2001, 2002 and 2003;

          o The Company's SEC filings for the years ended December 31, 2000, 2001 and 2002, the Company's Annual Report for the year ended December 31, 2003, and the Company's preliminary SEC filing for the year ended December 31, 2004;

          o    The Company's Articles of Incorporation and Bylaws;

          o    The Company's Fixed Asset Summary as of December 31, 2004;

          o The Company's Account Payable and Account Receivable Aging Reports as of December 31, 2004;

          o    The     Company's     website,     HTTP://WWW.UNITEDSYSTECH.COM/;

          o The Commercial Lease Agreement by and between DataVest Management, L.L.C., as lessor, and the Company, as lessee, and the Commercial Lease Agreement by and between 650 Colborne Partners, as lessor, and USTI Canada, Inc., as lessee;

          o    The Company's marketing material;

          o    The Federal  Reserve  Board's Beige Book report dated December 1,
               2004;

          o    The Valuation Resources, Treasury Management Data Base; and

          o    A Company  site  visit  and  interview  with the Chief  Financial
               Officer of the Company on February 3, 2005, regarding the operations of the Company (including a detailed discussion of material balance sheet and income statement items and the Company's history, products, customer base, marketing/sales efforts, and personnel issues).

       The Valuation Report begins with a general financial analysis of the Company, whereby W&T reviewed the aspects of the Company listed below:

          o    Balance Sheets;

          o    Income Statements;

          o    Trends and Ratios;

          o    Distribution History;

          o    Recent Transactions in the Common Stock;

          o    Agreements and/or Restrictions Related to the Common Stock;

          o    Acquisition Offers; and

          o    Pending Litigation.

       Based on the foregoing analysis (which was also supplemented by an overview of the national economy, prepared at the Federal Reserve Bank of Dallas), W&T proceeded with its actual determination of appraised value. W&T considered several valuation methodologies and, based on certain determining characteristics of the Company's operations, opted for two specific valuation methodologies: (i) the Discounted Future Net Cash Flow Method; and (ii) the Transaction Method.

       DISCOUNTED FUTURE NET CASH FLOW METHOD. W&T employed this method to derive a valuation method based on a forecast of the Company's anticipated future cash flow, sometimes referred to as the Company's going concern value. This method involved the following steps:

       First, W&T conducted a Company site visit and interview with the Chief Financial Officer of the Company (see discussion of resources relied on by W&T above).

       Second, W&T independently developed a forecast of anticipated future net cash flow through the year 2010. Such forecast required a variety of assumptions regarding the Company's projected revenue growth, future operating expenses, projected depreciation, and future needs for working capital. The Board of Directors did not review the forecast independently of its review of the Valuation Report, but did review the initial draft and final version of the Valuation Report, both of which relied on such forecast.

       Third, W&T discounted the forecasted future net cash flow back to its present value, using a 17% discount rate. The discount rate represents a hypothetical investor's required rate of return for making an investment in the Company. In this case, the 17% (rounded) discount rate was calculated by starting with a risk free rate of return (4.85%) then adding an equity risk premium (7.20%), a small stock premium (4.51%), and a final adjustment (.50%) based on the Company's industry, financial risk, diversification, and operation risk, among other factors. It should be noted that the risk free rate of return was derived from the yield on 20-year maturities of long-term U.S. Treasury Bonds as of December 31, 2004.

       Fourth, W&T added back approximately $444,943 of the Company's excess cash balances. In W&T's opinion, the Company's cash balances at December 31, 2004 are in excess of the requirements for normal business operations. Consequently, excess cash balances equate to additional value for the Company, and should be added back to the valuation formula.

       Fifth, W&T applied a 10% lack of control discount. This discount is designed to accommodate the risk (and therefore diminution in value) associated with owning a minority interest in a company, whether publicly- or privately-held. For example, without a controlling or majority interest in the Company, a shareholder cannot unilaterally manage the Company and cannot dictate if and when distributions are made to shareholders. As an additional consideration, W&T opined that the Company is substantially smaller in size relative to the average public traded company, which may further increase the risks associated with being a minority shareholder.

       The Discounted Future Net Cash Flow Method resulted in a fair market value for one hundred percent of the Common Stock equal to $3,232,556.

       TRANSACTION METHOD. W&T employed this method to derive a valuation estimate based on historical trading activity for the Common Stock. The data reviewed consisted of all trades in the Common Stock conducted on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System during the month of December 2004. Over this time period, there were twenty-one trades. W&T then calculated the weighted average price of those trades to be $0.06 per share, which price W&T deemed to reflect a marketable, minority interest value at December 31, 2004. Unlike the Discounted Future Net Cash Flow Method, the Transaction Method did not require the additional application of a lack of control discount because its calculations were based on actual transactions of publicly traded minority interests.

       The Transaction Method resulted in a fair market value for one hundred percent of the Common Stock equal to $3,370,720.

       RECONCILIATION AND CONCLUSION OF VALUE. W&T determined that neither of the foregoing valuation methods was dispositive, by itself, in arriving at the appraised value. Instead, W&T determined that a weighted average of the two methods would provide the best indication of fair market value for the appraised value. Specifically, W&T allocated an 80% weight to the value produced by the Discounted Future Net Cash Flow Method and a 20% weight to the value produced by the Transaction Method, with the final appraised value being calculated as follows.


                           Marketable
       METHOD             MINORITY VALUE       WEIGHT           WEIGHTED VALUE
       ------             --------------       ------           --------------

       Discounted
       Cash Flow           $3,232,556           80%              $ 2,586,045

       Transaction         $3,370,720           20%              $   674,144

                                                                 -----------

                                   FAIR MARKET VALUE:             $3,260,189


       W&T rounded the fair market value above to $3,260,000 and then divided such figure by 56,178,663 outstanding shares of Common Stock (as of December 31, 2004), resulting in W&T's appraised value for the Common Stock of $0.058 per share.

       As a final note, W&T was not engaged to recommend, nor did it recommend, the cash consideration to be paid to Cashed-Out Stockholders in lieu of fractional shares of Common Stock. However, the Board of Directors did rely on and adopt the analyses and conclusions of W&T contained in the Valuation Report and the W&T Update Letter. The Board of Directors has used the Valuation Report, the appraised value, and the W&T Update Letter, among other factors, in determining the cash consideration to be paid to Cashed-Out Shareholders. In addition, W&T has expressly consented to the Company's disclosure of the Valuation Report and the W&T Update Letter as attachments to the Schedule 13E-3 and has reviewed, approved, and consented to the above summary of the Valuation Report and the W&T Update Letter.

       DELIBERATIONS OF THE BOARD OF DIRECTORS. The Board of Directors reached the conclusions above regarding the advisability of the Reverse/Forward Stock Split after an evaluation process chronologically summarized below:

              The consideration of a going private transaction first arose in the fall of 2004. At such time, the Company's Chief Financial Officer conducted a review of the current and anticipated obligations and costs associated with the Company's compliance with SOX generally, and Section 404 of SOX specifically. The Chief Financial Officer concluded that continued compliance with SOX presented significant financial and administrative burdens to the Company. Such conclusion was solidified through a series of discussions among the Company's Chief Executive Officer, Chief Financial Officer, independent accountants, and outside legal counsel. As a result, the Company's Chief Executive Officer and Chief Financial Officer decided to present the matter of a going private transaction to the Board of Directors for consideration at a special meeting of the Board of Directors to be held on December 3, 2004.

              On December 3, 2004, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr., the Company's legal counsel from the firm of Winstead Sechrest & Minick P.C. At such meeting, the directors reviewed the overall impact of SOX on the Company as well as the increased adverse impact that SOX was anticipated to have on the Company in 2005 and 2006. Such review included a broader discussion (not limited to SOX) of the costs and benefits, both financial and non-financial, of remaining a public reporting company. In the process, the Board of Directors discussed the feasibility and advisability of a going private transaction, as an alternative to complying with the filing and reporting requirements imposed on public companies by the Exchange Act, and more specifically with respect to SOX. This discussion included a proposal describing, in general terms, the process of deregistering as a public company once the number of record shareholders falls below 300. The proposal also involved a brief discussion of options for accomplishing a going private transaction, including a reverse stock split option, and two different options involving tender offer transactions, which the Board of Directors determined to warrant additional consideration. Mr. Rew advised the Board of Directors regarding each of the alternatives considered. The Company also considered obtaining an independent valuation of the Common Stock for purposes of a going private transaction.

              On December 22, 2004, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. At such meeting, the directors continued to discuss the feasibility and advisability of a going private transaction. The Board of Directors continued to consider various alternatives for such a transaction (such as a reverse stock split) and also reviewed a draft Schedule TO (which would serve as the basis for a possible transaction involving an issuer tender offer). Finally, the Board of Directors again discussed the advisability of obtaining a valuation in conjunction with a going private transaction, whichever form such transaction may take, and decided to entertain proposals from third party advisors for such a valuation.

              On January 11, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. The primary intent of such meeting was to choose the preferred mechanism for a going private transaction. Due to the voluntary nature of shareholder participation in an issuer tender offer and the pro rata redemption rule applicable to issuer tender offers under the Exchange Act, the Board of Directors determined that it would be unlikely that an issuer tender offer would result in the Company being able to reduce its number of shareholders of record to less than 300. Other alternatives were considered (specifically, a reverse stock split, traditional stock repurchases, odd-lot repurchases, and maintaining the status quo), with the Board of Directors ultimately deciding that it would be in the Company's best interest to effect a going private transaction through a reverse stock split. In the opinion of the Board of Directors, a reverse stock split appeared to have the highest likelihood of achieving the Company's objectives at the lowest possible cost. At this point, the contemplated proposal involved a 1-for-5,000 reverse stock split. This ratio was thought to be sufficient to enable the Company to reduce its number of shareholders of record to less than 300. The Board of Directors also considered two proposals that had been received for an independent valuation of the Common Stock for purposes of a going private transaction.

              On January 20, 2005, the Board of Directors, by unanimous written consent, authorized the Company's Chief Financial Officer to negotiate, execute, and deliver an engagement letter with W&T regarding the provision of valuation services in connection with the Valuation Report. An engagement letter between the Company and W&T was executed on January 21, 2005.

              On February 11, 2005, W&T provided its initial draft of the Valuation Report to the Board of Directors.

              On February 17, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A.
       Hoover of the law firm of Winstead Sechrest & Minick P.C. At such meeting, Mr. Rew discussed the developing trend of companies using reverse/forward stock splits to effect a going private transaction, and detailed the basic mechanics of such stock splits. This was the first time the Board of Directors considered the forward stock split component, which is primarily designed to maintain the stability of the market price for the Common Stock after the transaction has been completed. In addition,  the  proposed  reverse  stock  split  ratio was  increased  to
       1-for-10,000. Since the January 20, 2005 meeting, the Company's management had conducted further analysis of appropriate reverse stock split ratio and determined that a revised ratio of 1-for-10,000 would increase the likelihood that the Company would be able to reduce its number of shareholders of record to less than 300 through the initial reverse stock split. In analyzing the appropriate ratio, the Company's management was primarily concerned that the Company's number of shareholders of record could change during the period between the initial preliminary filing of the Proxy Statement with the SEC and the ultimate Effective Date of the Reverse/Forward Stock Split. If the number of shareholders of record were to increase significantly during such period, then the Company would be required to cash out significantly more shareholders in order to reduce such number to less than 300. The Board of Directors determined that the 1-for-10,000 ratio was more likely to ensure success in the event of such a contingency. Mr. Rew then explained, on a section-by-section basis, the terms and conditions contained in an initial draft of a proposed proxy statement for the Annual Meeting of Shareholders and relating to the Reverse/Forward Stock Split. In the process, there were several exchanges between Mr. Rew and the Board of Directors, particularly with respect to the costs savings following a going private transaction and the anticipated burdens of future SOX compliance, specifically Section 404 of SOX. A variety of associated issues were also discussed, such as director and officer insurance, the treatment of shareholders holding shares of Common Stock in street name, and appraisal rights. Finally, the Board of Directors discussed the anticipated time line for effecting a going private transaction, including the shareholder vote at the Annual Meeting of Shareholders, and ultimately effecting the Reverse/Forward Stock Split.


              On March 2, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. At such meeting, the directors examined the constituent documents necessary to proceed with the Reverse/Forward Stock Split and submit such transaction to shareholder vote at the Annual Meeting of Shareholders. First, the Board of Directors reviewed an initial draft of the proposed
       Schedule 13E-3, which Mr. Rew explained is primarily a technical document that must be filed with the SEC for all going private transactions regardless of the method employed by the issuer (in this case a reverse/forward stock split). Second, the Board of Directors revisited the draft of a proposed proxy statement for the Annual Meeting of Shareholders, which had been revised since the last meeting of the Board of Directors on February 17, 2005. Among other things, the Company's Chief Financial Officer confirmed the anticipated cost savings associated with the Company's not having to obtain and pay premiums for directors and officers insurance as a result of going private. Third, the Board of Directors discussed the initial draft of the Valuation Report prepared by W&T as of February 11, 2005, and confirmed that there were no material concerns regarding the contents of the Valuation Report as presented in its initial draft. Fourth, the Board of Directors discussed an initial draft of a proposed press release to announce the Company's going private transaction and proposed Reverse/Forward Stock Split. On a related matter, Mr. Rew generally discussed the SEC's proxy solicitation rules as applied to director discussions with shareholders leading up to the Annual Meeting of Shareholders. Finally, the meeting culminated with a detailed discussion of considerations for the Board of Director's determination of the cash consideration (i.e., the price per share to be paid to Cashed-Out Shareholders) to be used for the Reverse/Forward Stock Split. Such discussion included, among other items, consideration of the Valuation Report, the historical prices of the Common Stock, and market premiums used by other issuers in going private transactions (particularly during the post-SOX period), as well as the impact of the Reverse/Forward Stock Split on both Cashed-Out Shareholders and Continuing Shareholders. The market premium analysis involved an oral presentation by Mr. Rew of the general conclusions contained in two compilations of publicly available information on market premiums paid in going private transactions prepared by two reputable investment banking firms. The Board of Directors did not receive or review any written materials with respect to such compilations. Specifically, Mr. Rew orally presented the following general conclusions from the two compilations:
       (i) a downward trend in premiums for going private transactions (noted in both compilations); (ii) a median premium in 2003 of 25.4% for all issuers, 19.6% for issuers in smaller transactions valued under $10 million, and 12.3% for issuers in transactions with a share price of $2.00 per share or less (contained in one compilation's 2001 to 2003 analysis); and (iii) a median premium in 2004 of 17.2% (contained in the other compilation's 1994 to 2004 analysis). In concluding the meeting, the Board of Directors set the following day, March 3, 2005, for its next meeting to address the Reverse/Forward Stock Split and the amount of cash consideration which would be paid to Cashed-Out Shareholders in such a transaction.

              On March 3, 2005, W&T presented its final version of the Valuation Report to the Board of Directors. As indicated above, the final version contained no material changes from the initial draft presented by W&T on February 11, 2005.

              On March 3, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. At such meeting, the directors unanimously (i) approved the Reverse/Forward Stock Split at a per share consideration of $0.0675 per share of Common Stock (which amount represents a premium to the appraised value and to market value), (ii) approved the issuance of a press release with respect to the Reverse/Forward Stock Split and the filing of a Form 8-K (attaching the press release as an exhibit), (iii) approved the form of a preliminary Proxy Statement and a Schedule 13E-3 (both of which were filed with the SEC on March 7, 2005), and (iv) resolved that, with the assistance of counsel, such preliminary Proxy Statement and Schedule 13E-3 be finalized and filed with the SEC by the executive officers of the Company. Prior to formally voting on the per share consideration, which the Board of Directors unanimously approved at $0.0675 per share on its first and only vote, the Board of Directors considered per share consideration values ranging from $0.065 to $0.07 per share.

              On May 11, 2005, the Company received an unsolicited indication of interest letter (dated May 11, 2005) from Constellation Software, Inc. ("Constellation") regarding a possible acquisition by Constellation of all of the outstanding shares of Common Stock, including vested options for the Common Stock, for a price per share of $0.10. Constellation's indication of interest letter also included the following conditions: (i) a "lock-up" agreement whereby the Company's entire Board of Directors would have to agree to vote their shares in favor of a Constellation offer; (ii) a "break-up" fee in the amount of $500,000 that the Company would be required to pay to Constellation if the transaction did not close; (iii) the completion of a due diligence investigation by
       Constellation with results satisfactory to Constellation; (iv) an exclusivity agreement requiring that the Company work exclusively with Constellation pending the completion of a transaction with Constellation; and (v) a requirement that the Board of Directors recommend a Constellation offer to the Company's shareholders.

              On May 12, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. At such meeting, the Board of Directors deliberated over the proposal embodied in Constellation's indication of interest letter. The Board of Directors acknowledged that Constellation's proposed $0.10 price per share provided a significant premium (approximately 48%) over the cash consideration being offered to Cashed-Out Shareholders in the Reverse/Forward Stock Split. However, the Board of Directors also deliberated over (i) the significant conditions to the Constellation indication of interest, as outlined above, (ii) the Board of Directors' position that the Company is not for sale at the price and subject to the conditions presented by the Constellation indication of interest letter, and (iii) the Board of Directors' long-term plan to maximize shareholder value. The Board of Directors concluded that the going private transaction is consistent with such long-term plan by adding significant savings in costs and management time. The Board of Directors concluded by scheduling a second meeting for May 16, 2005 to further deliberate over the Constellation indication of interest letter. The Board of Directors also instructed the Company's Chief Financial Officer to contact W&T and request that W&T revisit the Valuation Report, factoring in the additional element of the Constellation indication of interest letter.

              On May 16, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. The Board of Directors addressed the matter of Constellation's indication of interest letter and again deliberated over it. Since the last meeting of the Board of Directors, the Company's Chief Executive Officer and Chief Financial Officer had internally analyzed the Company's projected growth over the next few years, based on the Company's own internal strategic plan and taking into consideration the anticipated benefits of no longer being a public reporting company. The Chief Executive Officer and the Chief Financial Officer discussed their analysis with the other members of the Board of Directors followed by a deliberation over such analysis by the entire Board of Directors. The Board of Directors then discussed
       (i) all terms of the indication of interest letter from Constellation, including the $0.10 price per share being proposed by Constellation, and
       (ii) all other aspects of the indication of interest, including the Board of Directors' view that the indication of interest letter was preliminary in nature, did not constitute a firm offer, and was subject to significant conditions, as outlined above. In addition, the Board of Directors concluded that a potential sale of the Company to a third party could be disruptive to and could adversely affect the Company's business. For example, the announcement of a proposed transaction with a third party and the subsequent necessary and time consuming steps to attempt to consummate such a transaction could create an unstable environment for the Company's employees and customers. The Board of Directors also discussed its position that the Company was not for sale at the price and subject to the conditions presented by the Constellation indication of interest letter, but instead was pursuing a long-term plan to maximize shareholder value and that the proposed going private transaction was a part of such plan. Following such discussion, the Board of Directors unanimously decided to reject Constellation's indication of interest letter and to proceed with the Company's going private transaction through the Reverse/Forward Stock Split, and the Board of Directors authorized the Chief Executive Officer to communicate the Board of Director's decision to Constellation.

              On May 18, 2005, the Company's Chief Executive Officer communicated to Constellation that, after thorough analysis, (i) the Company rejected Constellation's indication of interest and the terms and conditions thereof as set forth in Constellation's May 11, 2005 indication of interest letter, (ii) the Company was currently not for sale, and (iii) the Company intended to proceed with its going private transaction.

              On May 20, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr., Brian T. Morris and Justin
       A. Hoover of the law firm of Winstead Sechrest & Minick P.C. The Board of Directors reviewed and discussed the press release issued by Constellation on May 19, 2005, whereby Constellation publicly disclosed its indication of interest letter and asserted that the Company had failed to respond to such letter. The Board of Directors unanimously approved the issuance of a press release in response to the Constellation press release and the filing of a Form 8-K (attaching the Company's press release as an exhibit), whereby the Company expressly denied the assertion contained in Constellation's press release that the Company had not responded to its offer, and confirmed that the Company is currently not for sale and will be proceeding with its going private transaction.

              On May 27, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. The

       Board of Directors reviewed and discussed the W&T Update Letter. The Board of Directors also unanimously approved the issuance of a press release and the filing of a Form 8-K (attaching the press release as an exhibit), whereby the Company expressly announced the continuation of the Company's going private transaction and stated the Board of Directors' long-term plan for corporate governance and Company operations. Finally, the Board of Directors set June 2, 2005 as the date for its next meeting to consider all aspects of an amended filing of its preliminary Proxy Statement and Schedule 13E-3.

              On June 2, 2005, the Board of Directors held a special meeting, by telephone, attended by all four of the Company's directors, including the Company's Chief Executive Officer, Chief Financial Officer, and two Independent Directors, and Vernon E. Rew, Jr. and Justin A. Hoover. At such meeting, the directors reviewed and discussed an amended preliminary Proxy Statement relating to the Reverse/Forward Stock Split. The Board of Directors also revisited the cash consideration to be paid to Cashed-Out Shareholders in the Reverse/Forward Stock Split, and again engaged in a detailed discussion of the considerations behind such cash consideration. Such discussion included, among other items, consideration of current and historical market prices of the Common Stock (as of both the date of the first public announcement of the Reverse/Forward Stock Split and the date of the Board meeting), the Valuation Report, the W&T Update Letter, the Constellation indication of interest letter, and market premiums paid by other issuers in going private transactions (particularly during the post-SOX period), as contained in compilations of publicly available information, as well as the impact of the Reverse/Forward Stock Split on both Cashed-Out Shareholders and Continuing Shareholders. In balancing the interests of the Cashed-Out Shareholders and the Continuing Shareholders, the Board of Directors felt it was important that the cash consideration being offered to Cashed-Out Shareholders provide a premium over the current and historical market prices of the Common Stock without jeopardizing the Board of Director's long-term plan to maximize value for the Continuing Shareholders. Publicly available information indicated that this approach was consistent with other going private transactions in the post-SOX period. Cognizant of the two new items entering the total mix of factors behind such cash consideration (i.e., a higher current market price for the Common Stock and the Constellation indication of interest letter), the Board of Directors determined that an increase in the cash consideration was warranted to maintain the proper balance between the interests of the Cashed-Out Shareholders and the Continuing Shareholders. The Board of Directors next discussed a draft of a proposed press release to announce the Company's filing of an amended preliminary Proxy Statement and the revised cash consideration for the proposed Reverse/Forward Stock Split. Following such discussion, the directors unanimously (i) approved the Reverse/Forward Stock Split at a per share consideration of $0.08 per share of Common Stock to the Cashed-Out Shareholders (which amount represents a premium to the appraised value and to the current and historical market values of the Common Stock),
       (ii) approved the issuance of a press release to announce the Company's filing of an amended preliminary Proxy Statement and the revised cash consideration for the proposed Reverse/Forward Stock Split, and the filing of a Form 8-K (attaching the press release as an exhibit), (iii) approved the form of amended preliminary Proxy Statement and amended
       Schedule 13E-3, and (iv) resolved that, with the assistance of counsel, such amended preliminary Proxy Statement and amended Schedule 13E-3 be finalized and filed with the SEC by the executive officers of the Company.

       RECOMMENDATION OF THE BOARD OF DIRECTORS. Based upon its own evaluation, the Board of Directors, including the Independent Directors, has unanimously determined that the Reverse/Forward Stock Split is in the best interests of the Company and is fair, substantively and procedurally, to the Company's unaffiliated shareholders, regardless of whether such shareholders are classified as Cashed-Out Shareholders or Continuing Shareholders.

       SUMMARY FINANCIAL INFORMATION.
       ------------------------------

       The following summary of historical consolidated financial data was derived from the Company's audited consolidated financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003. This financial information is only a summary and should be read in conjunction with the consolidated financial statements of the Company and other financial information, including notes thereto, contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 which is incorporated by reference in this Proxy Statement.\


                                                          (in thousands except per share data)

                                         Three Months Ended March 31,          Fiscal Years Ended December 31,
                                        -------------------------------      ------------------------------------
                                           2005               2004                2004                   2003
                                           ----               ----                ----                   ----
      Total revenues                    $      976        $      963         $    3,646              $     3,491
      Total operating expense                  904               853              3,348                    3,176
      Operating Income                          72               110                298                      315
      Net interest (expense)
      income                                     5                 6                 19                       55
      Net income                                77               116                316                      369
      Basic and diluted earnings
      per 8/7 share                     $      NIL        $      NIL         $     0.01              $      0.01

                                              Three Months Ended
                                                  March 31,                             December 31,
                                        -------------------------------      ------------------------------------
                                           2005               2004                2004                   2003
                                           ----               ----                ----                   ----

      Total current assets              $    2,613        $    1,884         $    2,897               $     3,656
      Total long-term assets                 1,031             1,226              1,105                     1,296
      Total current liabilities              1,620             1,524              2,048                     1,949

      Total long-term liabilities                -                 -                  -                         -
      Total stockholders' equity             2,024             1,586              1,954                     3,003
      Book value per share              $     0.04        $     0.03         $     0.03               $      0.05


       STOCK CERTIFICATES.
       -------------------

       The Company has appointed the Transfer Agent to act as exchange agent to carry out the exchange of certificates for cash or new certificates, as applicable. On the effective date of the Reverse/Forward Stock Split, all stock certificates evidencing ownership of Common Stock held by Cashed-Out Shareholders shall be deemed canceled without further action by such Cashed-Out Shareholders. Such certificates will no longer represent an ownership interest in the Company but will represent only the right to receive cash equal to $0.08 per share in exchange for such shares. Certificates representing shares of Common Stock held by Cashed-Out Shareholders subsequently presented for transfer will not be transferred on the Company's books and records.

       The Transfer Agent will furnish shareholders with the necessary materials and instructions to effect such surrender promptly following the effective date of the Reverse/Forward Stock Split. The letter of transmittal will direct how certificates are to be surrendered for cash or new certificates, as applicable. Shareholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Transfer Agent in accordance with the instructions set forth on the transmittal letter before they can receive cash payment for those shares or new certificates, as applicable. Do not send your stock certificates to us, and do not send them to the Transfer Agent until you have received a transmittal letter and followed the instructions therein.

       In connection with the Reverse/Forward Stock Split, the Common Stock will be identified by a new Committee on Uniform Security Procedures, or CUSIP, number. This new CUSIP number will appear on all stock certificates representing shares of Common Stock issued after the effective date of Reverse/Forward Stock Split.

       No service charges will be payable by shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. All expenses of the Reverse/Forward Stock Split will be borne by the Company.

       ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT.
       -----------------------------------------------------------------

       MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a summary of certain United States federal income tax consequences relating to the Reverse/Forward Stock Split. It does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to the Company and its shareholders, and it is not intended as tax advice to any person or entity. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PROPOSED REVERSE/FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

       In reviewing this discussion of federal income tax consequences, please be advised of the following:

          o This disclosure only addresses the United States federal income tax consequences to shareholders who hold their shares of Common Stock as a capital asset.

          o This disclosure does not address all of the federal income tax consequences that may be relevant to particular shareholders based upon their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

          o This disclosure is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), and the laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations.

          o This disclosure does not address the tax consequences to the Company's shareholders under state, local, and foreign laws.

          o The Company has not requested or received a tax opinion from legal counsel with respect to any of the matters discussed herein.

          o No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein, and there can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

       FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY. The Board of Directors believes that the Reverse/Forward Stock Split will be treated as a tax-free "recapitalization" under Section 368(a)(1)(E) of the Code for federal income tax purposes. Accordingly, the Company will not recognize taxable income, gain, or loss in connection with the Reverse/Forward Stock Split.

       FEDERAL INCOME TAX CONSEQUENCES TO THE CONTINUING SHAREHOLDERS. Continuing Shareholders will not recognize gain or loss, or dividend income, as a result of the Reverse/Forward Stock Split and the aggregate basis and holding period of such shareholders in shares of Common Stock held immediately prior to the Reverse/Forward Stock Split will carry over as the aggregate basis and holding period of such shareholders' shares of Common Stock held immediately after the Reverse/Forward Stock Split.

       FEDERAL INCOME TAX CONSEQUENCES TO THE CASHED-OUT SHAREHOLDERS. The Cashed-Out Shareholders' receipt of cash in lieu of fractional shares of Common Stock pursuant to the Reverse/Forward Stock Split will be treated as a redemption of stock and will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on a shareholder's specific circumstances, will be taxed as either: (i) a sale or exchange of the redeemed shares, in which case the shareholder will recognize gain or loss equal to the difference between the cash payment and the shareholder's adjusted tax basis for the redeemed shares; or (ii) a cash distribution which is treated: (A) first, as a taxable dividend to the extent of the Company's 2005 earnings and the Company's accumulated earnings and profits; (B) then, as a tax-free return of capital to the extent of the shareholder's adjusted tax basis in the redeemed shares; and (C) finally, as gain from the sale or exchange of the redeemed shares.

       CAPITAL GAIN AND LOSS. For individuals, net capital gain (defined generally as total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months will generally be subject to tax at a rate not to exceed 15%. However, net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Also, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

       SPECIAL RATE FOR CERTAIN DIVIDENDS. In general, dividends are taxed at ordinary income rates. However, "qualified dividend income" received by individual or non-corporate shareholders will be taxed at the rate that applies to net capital gain. As previously discussed, the maximum capital gain rate is 15%. To be eligible for the capital gain rate for "qualified dividend income," a shareholder must have held the shares of Common Stock for more than 60 days during the one 120-day period beginning 60 days before the ex-dividend period as measured under Section 246(c) of the Code and such shareholder must not be under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. "Qualified dividend income" does not include any amount which a shareholder takes into account as investment income under Section 163(d)(4)(B) of the Code for purposes of determining such shareholder's allowed investment interest deduction. YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING YOUR APPLICABILITY FOR, AND THE APPROPRIATE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX TREATMENT OF, ANY SUCH DIVIDEND INCOME.

       BACKUP WITHHOLDING. Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding.

       APPRAISAL RIGHTS. Under Iowa law (specifically, the IBCA), dissenting shareholders of the Company are entitled to appraisal rights in connection with certain corporate actions. Such actions would include the Articles of Amendment being proposed to facilitate the Reverse/Forward Stock Split. The following summarizes a dissenting shareholder's appraisal rights, whereby a shareholder may seek to obtain a fair value for such shareholder's shares, which value may be different than the cash consideration being offered pursuant to the Reverse/Forward Stock Split. A copy of Sections 490.1320 through 490.1329 of the IBCA, which provide the "Procedure for Exercise of Appraisal Rights," has also been attached as Appendix 1 to this Proxy Statement. FOR A COMPLETE ANALYSIS OF THE APPRAISAL PROCESS, YOU ARE ENCOURAGED TO SEEK YOU OWN LEGAL COUNSEL.

          o Appraisal rights may be claimed by record shareholders (i.e., shareholders whose shares of Common Stock are registered in their own names) and by beneficial shareholders (i.e., shareholders holding shares of Common Stock in street name through a nominee, such as a bank or broker). With respect to beneficial shareholders, the Company must receive their nominees' written consent to the assertion of such rights.

          o To assert appraisal rights, a dissenting shareholder must (i) deliver to the Company, before the vote is taken on the Reverse/Forward Stock Split, written notice of such shareholder's intent to demand payment if the Reverse/Forward Stock Split is effectuated, and (ii) not vote, or cause or permit to be voted, any of such shareholder's shares of Common Stock in favor of the proposed Reverse/Forward Stock Split.

               NOTE: The failure of a shareholder to vote against Measure No. 1 will not constitute a waiver of such shareholder's appraisal rights. Additionally, a vote against Measure No. 1 will not be deemed to satisfy any notice requirements under Iowa law with respect to such appraisal rights.

          o    A   dissenting   shareholder   who  does  not   satisfy  the  two
               requirements above will not be entitled to payment of fair value in connection with appraisal rights under Iowa law.

          o In the event there are dissenting shareholders that have satisfied the two requirements above, the Company will deliver, on the effective date of the Reverse/Forward Stock Split or within ten days thereafter, a written appraisal notice and a reply form to all such dissenting shareholders. These documents will provide instructions for processing the shares of such dissenting shareholders in exchange for the Company's estimate of the fair value of such shares, which value may be different than the cash consideration being offered in connection with the Reverse/Forward Stock Split.

          o To perfect appraisal rights, a dissenting shareholder must have acquired shares of Common Stock before the date the Company first announced the principal terms of the Reverse/Forward Stock Split to its shareholders, and must comply with the timing and production procedures set forth in the Company's written appraisal notice and reply form.

          o The Company's written appraisal notice and reply form will also provide instructions for withdrawing from the appraisal process.

          o If a dissenting shareholder is dissatisfied with the Company's estimate of fair value of shares (i.e., the cash consideration being offered in connection with the Reverse/Forward Stock Split), then such shareholder may assert its own estimate of fair value. If the Company and such dissenting shareholder are subsequently unable to reach a settlement on fair value, then the Company will submit the matter for resolution by the courts.

       RESERVATION OF RIGHTS. Although the Company is requesting shareholder approval of the proposed Articles of Amendment, the Board of Directors reserves the right to decide, in its discretion, to withdraw the proposed Articles of Amendment from the agenda of the Annual Meeting prior to any shareholder vote thereon or to abandon the Reverse/Forward Stock Split after such vote and before the effective date of the Reverse/Forward Stock Split, even if the proposal is approved. Although the Board of Directors presently believes that the proposed Articles of Amendment are in the best interests of the Company, and thus has recommended a vote for them, the Board of Directors nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the effective date of the Reverse/Forward Stock Split, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time. Such reasons include any change in the nature of the Company's shareholdings prior to the effective date of the Reverse/Forward Stock Split which would result in the Company being unable to reduce its number of shareholders of record to below 300 as a result of the Reverse/Forward Stock Split. If the Board of Directors decides to withdraw the proposed Articles of Amendment from the agenda of the Annual Meeting, the Board of Directors will notify the shareholders of such decision promptly by mail and by announcement at the meeting. If the Board of Directors decides to abandon the Reverse/Forward Stock Split after the meeting and before the effective sate of the Reverse/Forward Stock Split, the Board of Directors will notify the shareholders of such decision promptly by mail or by press release and any other appropriate public disclosure.


       PRICE RANGE OF COMMON STOCK. The Common Stock is traded over-the-counter on the National Association of Securities Dealers, Inc. Over-The-Counter Bulletin Board System under the symbol "USTI.OB." On March 2, 2005, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the closing price for the Common Stock was $0.057 per share, and there were 56,178,663 shares of Common Stock outstanding, 15,341,180 of which were held by approximately 449 holders of record. On July 13, 2005, the most recent practicable date, the closing price for the Common Stock was $0.075 per share, and there were 56,178,663 shares of Common Stock outstanding, 15,368,560 of which were held by approximately 442 holders of record. The quotations shown below represent prices among dealers of the Common Stock and do not include retail mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions.

             QUARTER ENDED              HIGH BID PRICE            LOW BID PRICE
             -------------              --------------            -------------

             March 31, 2003                 $0.08                      $0.05
             June 30, 2003                  $0.10                      $0.05
             September 30, 2003             $0.09                      $0.06
             December 31, 2003              $0.08                      $0.06
             March 31, 2004                 $0.11                      $0.06
             June 30, 2004                  $0.09                      $0.06
             September 30, 2004             $0.09                      $0.06
             December 31, 2004              $0.08                      $0.05
             March 31, 2005                 $0.07                      $0.05

       PRIOR STOCK PURCHASES BY THE COMPANY. The Company has not purchased any shares of its Common Stock during the past two years. It should be noted, however, that the Company did repurchase all of the remaining outstanding shares of its Series B Preferred Stock and Series E Preferred Stock in January 2004 for an aggregate price of approximately $1,500,000 (see Form 8-K filed by the Company with the SEC on January 27, 2004).

       DIVIDENDS. The Company has not paid dividends on the Common Stock, and has no plans to pay dividends on the Common Stock in the foreseeable future.

       INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON. Certain directors and officers of the Company have an interest in the equity securities of the Company (see the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" for a more complete description). The Reverse/Forward Stock Split shall affect the shareholders of the Company only in accordance with the numbers of Common Stock held by them and will not be affected by the insider status of any shareholders. The directors and executive officers receive no extra or special benefit not shared on a pro rata basis by all other holders of the Common Stock, except that, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, the Company will no longer be prohibited, pursuant to Section 402 of SOX, from making personal loans to the Company's directors or executive officers. However, the Company does not have a present intention of making personal loans to its directors and officers, and the ability to make such loans was not a reason considered by the Company or the Board of Directors in evaluating the benefits of the Reverse/Forward Stock Split. If the Reverse/Forward Stock Split is implemented, neither the directors and officers of the Company nor the Continuing Shareholders will benefit by any material increase in their percentage ownership of the Common Stock or in the net book value of their holdings.

       SOURCES OF FUNDS AND EXPENSES. Based on estimates of record ownership of the Common Stock, the number of shares of Common Stock outstanding, and other information as of March 2, 2005, and assuming that 5,796,972 fractional shares will be cashed out pursuant to the Reverse/Forward Stock Split, the Company estimates that the total funds required to consummate the Reverse/Forward Stock Split will be approximately $481,296, of which $381,296 will be used to pay the cash consideration to Cashed-Out Shareholders and $100,000 will be used to pay the following transactional costs:

                 Legal fees:                          $  130,000
                 Valuation Report                     $   15,000
                 Printing costs:                      $    3,000
                 Accounting fees:                     $    2,000
                                                      ----------

                          Total:                      $  150,000

       The Company intends to fund the foregoing costs of the Reverse/Forward Stock Split using cash on hand. The Company does not have any alternative financing arrangements or alternative financing plans in the event the primary financing plans fall through; however, the Company believes that the likelihood that the Company will not have sufficient cash on hand is remote.

        MEASURE NO. 1 - APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
          ARTICLES OF INCORPORATION (THE REVERSE/FORWARD STOCK SPLIT)

       SUMMARY AND STRUCTURE OF THE REVERSE/FORWARD STOCK SPLIT.
       ---------------------------------------------------------

       The Board of Directors has authorized, and recommends for shareholder approval, the Reverse/Forward Stock Split. The Reverse/Forward Stock Split consists of a 1-for-10,000 reverse stock split, such that shareholders owning less than 10,000 shares of Common Stock would have such shares canceled and converted into the right to receive the cash consideration set forth herein, followed immediately by a 10,000-for-1 forward stock split. The Reverse/Forward Stock Split is intended to take effect on the date the Company files the Articles of Amendment with the Secretary of State of the State of Iowa, or on any later date that the Company may specify in such Articles of Amendment (as previously defined, the "Effective Date"). At 6:00 p.m. C.S.T. on the Effective Date, the Company will effect a 1-for-10,000 reverse stock split of the Common Stock. Any shareholder owning less than 10,000 shares of the Common Stock at 5:59 p.m. C.S.T. (referred to in this Proxy Statement as a Cashed-Out Shareholder) will have the right to receive cash in exchange for each share of Common Stock held by such shareholder immediately before the reverse stock split, and will no longer be a shareholder of the Company. Any shareholder owning 10,000 or more shares of the Common Stock immediately before the reverse stock split (referred to in this Proxy Statement as a Continuing Shareholder) will receive one ten-thousandth (1/10,000th) of a share of Common Stock for each such share. At 6:01 p.m. C.S.T. on the Effective Date (and after the completion of the reverse stock split), the Company will effect a 10,000-for-1 forward stock split of the Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately before the forward stock split (and immediately after the reverse stock split) will hold 10,000 shares of Common Stock immediately after the forward stock split and, with respect to any fractional shares, will hold such lesser number of shares as may be applicable based upon a 10,000-to-1 ratio. (For more detail, see "SPECIAL FACTORS -Effects of the Reverse/Forward Stock Split.")

       The Board of Directors has set the cash consideration to be paid to Cashed-out Shareholders at $0.08 per share of Common Stock. The Board of Directors made this determination in good faith, based, in part, upon a valuation of the Common Stock prepared by W&T as well as other factors the Board of Directors deemed relevant. The Company currently estimates that Cashed-Out Shareholders would receive cash consideration for their cancelled shares within approximately three weeks after the Effective Date. (For more detail, see "SPECIAL FACTORS -Fairness of the Transaction.")


       In order to complete the Reverse/Forward Stock Split, a majority of the shares of the Common Stock present at the Annual Meeting in person or by proxy (assuming that a quorum is present), voting together as a single class, must approve the Articles of Amendment to effect the Reverse/Forward Stock Split. As of July 13, 2005, the directors (including the Independent Directors) and officers of the Company as well as three of its key employees, who collectively own approximately 22.9% of the voting power of the Common Stock outstanding and entitled to vote at the Annual Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Annual Meeting. The Board of Directors has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after approval thereof by the shareholders) if the Board of Directors subsequently determines, for any reason, that the Reverse/Forward Stock Split is not then in the best interests of the Company. Such reasons may include a change in the nature of the Company's shareholdings prior to the Effective Date such that the Company would be unable to reduce the number of its shareholders of record to less than 300 as a result of the Reverse/Forward Stock Split.


       The Reverse/Forward Stock Split would be considered a "going private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because the Reverse/Forward Stock Split is intended to and, if completed, will likely terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company's duty to file periodic reports with the SEC. In connection with the Reverse/Forward Stock Split, the Company has filed the Schedule 13E-3 with the SEC. (For more detail, see "SPECIAL FACTORS -Purposes of the Reverse/Forward Stock Split.")

       BACKGROUND OF THE REVERSE/FORWARD STOCK SPLIT.
       ----------------------------------------------

       Over the last several years, relatively low trading volume and low market capitalization have reduced the liquidity benefits to holders of the Common Stock and have mitigated the Company's ability to use its Common Stock as a significant part of its employee compensation and incentive strategy. In addition, the Company has been unable to use its Common Stock as currency in the corporate merger and acquisition market, which is a typical benefit of having publicly traded stock.

       The Company incurs direct and indirect costs in complying with the filing and reporting requirements imposed on public companies by the Exchange Act, which costs have increased significantly with the implementation of SOX. Moreover, in the absence of the proposed going private transaction, in 2006 the Company will be subject to the additional internal audit control requirements of
Section 404 of SOX. Such requirements are expected to create a significant burden, in terms of costs and time, for publicly held companies of comparable size to the Company. Moreover, the Company currently has no internal audit staff or adequate personnel to implement the new requirements of Section 404 of SOX and would incur substantial costs to enact such procedures. Thus, Section 404 of SOX serves as not only a justification for the Reverse/Forward Stock Split transaction itself, but also for its timing.

       It is anticipated that the Company would be required to obtain directors and officers insurance if the Company continues to be a public reporting company. In addition, the Company incurs substantial indirect costs as a result of, among other things, the executive time expended to prepare and review the Company's public filings, particularly given the small number of Company executives. Finally, the public disclosures the Company is required to make under the Exchange Act places the Company at a competitive disadvantage. This results in the Company's non-public competitors having access to detailed information about the Company's operations and financial results, without the Company having access to similar information about such non-public competitors.

       As an additional consideration, the Company has not derived significant benefits from maintaining a public trading market for its securities, and the Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using company securities as consideration. Therefore, it is unlikely that the Company will in the future make use of many of the advantages that typically accrue to reporting companies. The section of this Proxy Statement entitled SPECIAL FACTORS -"Reasons for the Reverse/Forward Stock Split" provides a more detailed discussion of this position.

       Along with the above described benefits from a going private transaction, there are potential detriments to the Company and the Continuing Shareholders after the Reverse/Forward Stock Split is effected. These potential detriments include decreased dissemination of information and decreased liquidity. If the Reverse/Forward Stock Split is effected, the Company intends to terminate the registration of its Common Stock under the Exchange Act, meaning that the Company will no longer be subject to the periodic reporting requirements and proxy rules of the Exchange Act. Therefore, the liquidity of the shares of Common Stock held by unaffiliated shareholders will be adversely affected by the termination of the registration of the Common Stock under the Exchange Act, and by the corresponding lack of publicly available information about the Company. Given (i) the lack of liquidity for shares of the Common Stock, (ii) the termination of the Company's obligations to publicly disclose financial and other information, and (iii) the deregistration of the Common Stock under the Exchange Act, which are expected to occur after the Reverse/Forward Stock Split has been completed, Continuing Shareholders may experience a decrease in the price at which their shares of Common Stock may be sold.

       Considering all of the foregoing circumstances, both the anticipated benefits and the potential detriments, of a going private transaction, the Board of Directors believes it to be in the best interests of the Company and the Company's shareholders to undertake the Reverse/Forward Stock Split at this time so that the Company may deregister its Common Stock under the Exchange Act, and thereby be relieved of the administrative burdens, costs, and competitive disadvantages associated with filing and reporting requirements imposed under the Exchange Act. (For more detail, see "SPECIAL FACTORS -Reasons for the Reverse/Forward Stock Split.")

       ARTICLES OF AMENDMENT. The form of the proposed amendment underlying Measure No. 3, which would be effected by filing the Articles of Amendment with the Secretary of State of the State of Iowa, is as follows:

              The Amended and Restated Articles of Incorporation are hereby amended by amending the Second Article so that, as amended, it shall read as follows:

              SECOND The total number of shares that the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.10 per share.

              Without regard to any other provision of these Amended and Restated Articles of Incorporation, effective at 6:00 p.m. C.S.T., central standard time, on _______________, 2005, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one ten-thousandth (1/10,000th) of a fully-paid and non-assessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any shareholder owing less than 10,000 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing fractional shares to such shareholders, the Corporation shall pay an amount in cash equal to $0.08 per share of Common Stock held by such shareholders immediately before this amendment becomes effective.

              Without regard to any other provision of these Amended and Restated Articles of Incorporation, effective at 6:01 p.m. C.S.T., central standard time, on _______________, 2005, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any shareholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into ten thousand (10,000) fully-paid and non-assessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 10,000-to-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF MEASURE NO. 1 - APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                       (THE REVERSE/FORWARD STOCK SPLIT)

                                   ----------

                      MEASURE NO. 2 - ELECTION OF DIRECTORS

       The Company's Board of Directors has nominated the four persons listed below for election as directors for the ensuing year. Directors will hold office until the Annual Meeting of Shareholders held in 2006, and until their successors are duly elected and qualified, or until their death, resignation or removal. All of the nominees are presently directors of the Company, two of the nominees are officers of the Company, and all of the nominees have served in their respective capacities since originally elected. The nominees were recommended to the Board of Directors by the Independent Directors. A
shareholder using the enclosed Proxy Card can vote for all or any of the nominees or such shareholder may withhold its vote from all or any of such nominees. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR ALL OF THE NOMINEES. Each of the nominees has agreed to serve as a director if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the Proxy will exercise their voting power in favor of such other person or persons as the Board of Directors may recommend. There are no family relationships among any of these nominees.

                  NAME               AGE                      POSITION
                  ----               ---                      --------

          Thomas E. Gibbs            56                Chairman of the Board,
                                                       Chief Executive Officer,
                                                       President and Director

          Randall L. McGee           48                Secretary, Treasurer,
                                                       Vice-President - Finance,
                                                       and Director

          Earl H. Cohen              57                Director

          Scott A. Burri             42                Director

       THOMAS E. GIBBS, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Gibbs founded Mentor Systems, Inc. in 1981, served as its President until 1987 when the company was sold to Philadelphia Suburban Corporation, and continued as President of such successor corporation until 1988. From 1988 to 1989, Mr. Gibbs served as Chairman of PSC Information Services, Inc., the information technology subsidiary of Philadelphia Suburban Corporation and President of Digital Systems, Inc., a PSC Information Services subsidiary. From 1989 to 1990, Mr. Gibbs was Senior Vice President for Information Technology at Philadelphia Suburban Corporation. In 1990, Mr. Gibbs became President of PSC Information Services, Inc. and served in that capacity until 1991 when two of the five PSC Information Services, Inc. companies were acquired by Systems and Computer Technology Corp. ("SCT"). After the acquisition, Mr. Gibbs became President of Mentor Information Systems, Inc., one of the two companies acquired by SCT, until 1993. In addition, from 1992 until 1993, Mr. Gibbs served as President of Moore Governmental Systems, Inc., another SCT subsidiary. Mr. Gibbs was elected to his current position of Chairman of the Board, Chief Executive Officer and President of the Company effective January 1, 1994. Mr. Gibbs received a Bachelor of Science degree, Masters of Business Administration and a Ph.D. degree from the University of Cincinnati.

       RANDALL L. MCGEE, SECRETARY/TREASURER, VICE PRESIDENT - FINANCE AND DIRECTOR. Mr. McGee was appointed Secretary, Treasurer and Controller of the Company in October 1988. Mr. McGee is a certified public accountant and, from 1982 until he joined the Company, served as Controller of National FSI, Inc., a provider of computer software and ancillary services for the management of pension and other employee benefit plans. Mr. McGee received a Bachelor of Arts Degree in Accounting from the University of Northern Iowa in 1979.

       EARL H. COHEN, DIRECTOR. Mr. Cohen is an attorney and has served as Chief Executive Officer of the law firm of Mansfield, Tanick & Cohen, P.A. since 1992. Prior to joining such law firm in 1990, Mr. Cohen was an attorney in private practice from 1976 through 1990. From 1973 through 1976, Mr. Cohen served as Trust Officer of Norwest Bank Minneapolis. Mr. Cohen received his Bachelor of Science degree in Business from the University of Minnesota in 1970 and his law degree from the University of Minnesota in 1973. Mr. Cohen has previously served on the boards of private companies.

       SCOTT A. BURRI, DIRECTOR. Mr. Burri is the founder and the Managing General Partner of Huntington Ventures, a California based venture capital firm, which began operations in July 2000. From 1992 until May 2000, Mr. Burri was employed by Ventana Global, LTD, a California-based venture capital firm where he was responsible for investment management, analysis and oversight of a number of portfolio companies. Prior to 1992, Mr. Burri was employed as an investment banker at First Boston Corporation in New York, New York and Credit Suisse in Zurich, Switzerland. Mr. Burri has previously served on the boards of public and private companies. Mr. Burri received a Bachelor of Science degree from Oregon State University and Master of Business degree from the University of Southern California.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL FOR ITS PROPOSED
               NOMINEES FOR MEASURE NO. 2 - ELECTION OF DIRECTORS
                                   ----------

                  MEASURE NO. 3 - RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors appointed the firm of Hein & Associates LLP as the independent public accountants of the Company for the fiscal year 2005 and recommends to the shareholders that they vote for ratification of such appointment. Hein & Associates LLP was engaged as the Company's independent public accountants in August 2003. Such firm audited the financial statements of the Company for the years ended December 31, 2003 and 2004, including the audited financial statements dated December 31, 2004 filed by the Company with the SEC in its Annual Report on Form 10-KSB.

       Representatives of Hein & Associates LLP are not expected to be present at the Annual Meeting of Shareholders.

       In connection with the audit of the Company's financial statements for the fiscal year 2004, there have been no reportable disagreements between Hein & Associates LLP and the Company on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF MEASURE NO. 3 -
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                   ----------

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS;
                              INDEPENDENT DIRECTORS

       The Board of Directors has established a Compensation/Stock Option Committee and an Audit Committee. It originally established the Compensation/Stock Option Committee in January, 1987 to administer the Company's 1986 Stock Option Plan. In June 1988 the duties of the Compensation/Stock Option Committee were expanded to include the review of management compensation. The Compensation/Stock Option Committee held one meeting during the year ended December 31, 2004 and was comprised of Scott Burri and Earl Cohen. The Board of Directors established the Audit Committee in June 1988 to monitor the preparation of the Company's financial statements. The Audit Committee held four meetings during the year ended December 31, 2004, consistent with its prior Audit Committee Charter, and was comprised of Scott Burri and Earl Cohen. The Audit Committee will meet at least four times in the current fiscal year in accordance with its current Audit Committee Charter. The Company does not have a standing nominating committee or committee performing similar functions because nominations are made by the entire Board of Directors, which is composed of two independent directors and two management directors.

       The Board of Directors held five meetings during the year ended December 31, 2004. All directors attended 75% or more of all meetings of the Board and of the committees on which they served.

       The Board of Directors has determined that the following two directors have no material relationship with the Company that would interfere with the exercise of independent judgment and are therefore independent directors of the
Company: Scott Burri and Earl Cohen.

                             AUDIT COMMITTEE REPORT

       The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards (which is the national securities exchange definition of "independent" the Audit Committee has chosen to use as required under Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.) All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Burri qualifies as an "Audit Committee Financial Expert" as defined in Section 229.401(h) of the Securities Exchange Act of 1934, and his experience and background are described above under the heading "Measure No. 2 - Election of Directors" of this Proxy Statement.

       The management of the Company is responsible for the preparation and integrity of the Company's financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as necessary to carry out its duties.

       The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements included in the 2004 Annual Report to Shareholders. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

       The Audit Committee has discussed with Hein & Associates, LLP, the Company's independent public accountants, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees." SAS No. 61 requires the Company's independent public accountants to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

       The Audit Committee has received from Hein & Associates, LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," with respect to any relationship between Hein & Associates, LLP and the Company that in their professional judgment may reasonably be thought to bear on their independence. Hein & Associates LLP has discussed its independence with the Audit Committee and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

       Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2004 Annual Report to Shareholders, the Audit Committee has recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

       As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company's independent accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent accountants with respect to such financial statements.

                           The Audit Committee:

                                    Scott Burri, Chairman
                                    Earl Cohen

         ACCOUNTING FEES.
         ----------------

       The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, were $22,500.

       The Audit Committee has advised the Company that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

       The following table sets forth the aggregated fees billed to the Company for fiscal years 2004 and 2003 by the Company's independent public accountants:

                                        2004                 2003
                                   ---------------     ---------------

       Audit fees                    $  16,500            $  21,500
       Audit-related fees                6,000                5,700
       Tax fees                          3,000                3,000
       All other fees                      200                1,100
                                     ---------            ---------
                       Total fees    $  25,700            $  31,300
                                     ---------            ---------

       CODE OF ETHICS.
       ---------------

       The Company has adopted a Code of Ethics that applies to the Company's officers and directors, including the Company's principal executive officer and principal financial and accounting officer. A copy of the Code has been posted in the shareholder information section of the Company's website, WWW.USTI.US.

                       COMMUNICATIONS BETWEEN SHAREHOLDERS
                           AND THE BOARD OF DIRECTORS

       Due  to  the  going  private  transaction   contemplated  by  this  Proxy
Statement, the Board of Directors has decided not to adopt a process for shareholders to send communications to the Board of Directors.

                               EXECUTIVE OFFICERS

       The Executive officers of the Company are appointed annually by the Board of Directors and serve an indefinite term. All executive officers of the Company are employed on a full-time basis. No family relationship exists between any executive officer of the Company.

                  NAME               AGE                      POSITION
                  ----               ---                      --------

          Thomas E. Gibbs            56                Chairman of the Board,
                                                       Chief Executive Officer,
                                                       President and Director

          Randall L. McGee           48                Secretary, Treasurer,
                                                       Vice-President - Finance,
                                                       and Director

       THOMAS E. GIBBS, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. See Resume under the heading "Measure No. 2 - Election of Directors" of this Proxy Statement.

       RANDALL L. MCGEE, SECRETARY/TREASURER, VICE PRESIDENT - FINANCE AND DIRECTOR. See Resume under the heading "Measure No. 2 - Election of Directors" of this Proxy Statement.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


       The following table sets forth the ownership of each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock as of July 13, 2005.


       NAME AND ADDRESS                     AMOUNT AND NATURE          PERCENT
       OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP    OF CLASS
       -------------------                  -----------------------    --------

       Thomas E. Gibbs                           8,712,800(1)             15.1%
       230 South MacArthur Blvd., #120
       Coppell, TX   75019

       Randall L. McGee                          4,625,000(2)              7.9%
       1600 Lake Crest
       Plano, TX   75023
--------------------------------------------------------------------------------

(1) Includes 1,500,000 shares of Common Stock issuable on exercise of an option held by Mr. Gibbs. Under the terms of the option, 375,000 became exercisable on November 17, 2002, 375,000 became exercisable on November 17, 2003, 375,000 became exercisable on November 17, 2004, and 375,000 will become exercisable on November 17, 2005.

(2) Includes 2,500,000 shares of Common Stock issuable on exercise of an option held by Mr. McGee. Under the terms of the option, 625,000 became exercisable on November 17, 2002, 625,000 became exercisable on November 17, 2003, 625,000 became exercisable on November 17, 2004, and 625,000 will become exercisable on November 17, 2005.

--------------------------------------------------------------------------------


       The following table sets forth the ownership of each of the directors of the Company, and the directors and officers as a group, of the Company's Common Stock as of July 13, 2005.


         NAME AND ADDRESS           AMOUNT AND NATURE             PERCENT
         OF BENEFICIAL OWNER       OF BENEFICIAL OWNERSHIP        OF CLASS
         -------------------       -----------------------        --------

         Thomas E. Gibbs                8,712,800(1)                15.1 %

         Randall L. McGee               4,625,000(2)                 7.9 %

         Scott A. Burri                   990,000(3)                 1.7 %

         Earl H. Cohen                    881,756(4)                 1.6 %

         All Officers and Directors
         as a group (4 persons)        15,209,556                   24.7 %
--------------------------------------------------------------------------------


(1) Includes 1,500,000 shares of Common Stock issuable on exercise of an option held by Mr. Gibbs. Under the terms of the option, 375,000 became exercisable on November 17, 2002, 375,000 became exercisable on November 17, 2003, 375,000 became exercisable on November 17, 2004, and 375,000 will become exercisable on November 17, 2005.

(2) Includes 2,500,000 shares of Common Stock issuable on exercise of an option held by Mr. McGee. Under the terms of the option, 625,000 became exercisable on November 17, 2002, 625,000 became exercisable on November 17, 2003, 625,000 became exercisable on November 17, 2004, and 625,000 will become exercisable on November 17, 2005.

(3) Includes 650,000 shares of Common Stock issuable on exercise of an option held by Mr. Burri, which became exercisable on November 17, 2002.

(4) Includes 650,000 shares of Common Stock issuable on exercise of an option held by Mr. Cohen which became exercisable on November 17, 2002.

                             EXECUTIVE COMPENSATION

       MANAGEMENT COMPENSATION.
       ------------------------

       The following table sets forth the compensation paid or accrued by the Company for service rendered during the last fiscal year to the Company's Chief Executive Officer and each of the most highly compensated officers of the Company whose compensation exceeds $100,000.


                                 ANNUAL COMPENSATION
     NAME AND                    -------------------                  LONG TERM         ALL OTHER
     PRINCIPAL POSITION         YEAR         SALARY       BONUS      COMPENSATION     COMPENSATION
     ------------------         ----         ------       -----      ------------     ------------
     Thomas E. Gibbs,           2004        $200,000      $30,925(1)       -0-             -0-
     Chairman of the Board,     2003        $200,000      $37,950(1)       -0-             -0-
     Chief Executive Officer,   2002        $187,500      $62,375(1)       -0-             -0-
     and President

     Randall L. McGee,          2004        $120,000      $30,925(1)       -0-             -0-
     Secretary, Treasurer,      2003        $120,000      $37,950(1)       -0-             -0-
     Vice-President-Finance,    2002        $107,500      $62,375(1)       -0-             -0-
     and Director


          (1) The Company has an incentive plan whereby certain members of management receive a bonus based on operating income of the Company.

       None  of  the  Company's   officers  currently  have  written  employment
agreements with the Company.

       OPTION GRANTS IN THE LAST FISCAL YEAR.
       --------------------------------------

       No options were granted by the Company in the last fiscal year.

       AGGREGATE STOCK OPTION AND WARRANT EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION AND WARRANT VALUES.

The following table sets forth information regarding year-end value of options and warrants held by the Company's executive officers for the year ending December 31, 2004, and options and warrants that were exercised by the Company's executive officers during such year.


                                                                                        Value of
                                                          Number of                   Unexercised
                                                        Unexercised                  In-The-Money
                    Shares           Value           Options/Warrants              Options/Warrants  (1)
                   Acquired         Realized        -----At Year End-----         -----At Year End-----
NAME              On Exercise    At Exercise      Exercisable   Unexercisable   Exercisable   Unexcerisable
----              -----------    -----------      -----------   -------------   -----------   -------------
Thomas E. Gibbs             -            -         1,125,000      375,000         $ 11,250    $    3,750

Randall L. McGee            -            -         1,875,000      625,000         $ 18,720    $    6,250


--------------------------------------------------------------------------------

          (1)  December 31, 2004 closing bid price was $0.06.

       COMPENSATION PURSUANT TO PLANS.
       -------------------------------

       The Company adopted a Stock Option Plan on May 25, 1982. Such plan was terminated in September, 1986, and all options granted under such plan have expired or been extinguished. The Company adopted a new Stock Option Plan on September 27, 1986, as amended from time to time (the "1986 Plan"). Under the 1986 Plan, shares of the Common Stock were reserved for options to be granted to the Company's employees and directors at the discretion of the Board of Directors. The 1986 Plan has since expired, and all options granted under the 1986 Plan have expired, been extinguished, or forfeited. During 2001, the Board of Directors issued non-qualified stock options to certain of the Company's employees and directors at the quoted market price of the Common Stock at the date of the grant, which options become exercisable over a period of up to five years and expire in 2006. See the table above under the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management."

       Effective January 16, 1992, the Company established the USTI Employees' 401(k) Profit Sharing Plan and Trust (the "Plan"), which is a defined contribution plan that covers substantially all full-time employees of the Company eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 401(k) of the Internal Revenue Code. The Company may elect to make contributions for the benefit of the participants in the Plan, based on semi-annual resolutions of the Board of Directors. The Company made contributions for the benefit of the participants in the Plan in the amount of $20,600 for the year ended December 31, 2004.

       The Company also offers a medical insurance plan for all full-time employees of the Company. However, it has no pension, profit sharing or insurance program for the benefit of its directors, officers or employees.

       DIRECTOR COMPENSATION.
       ----------------------

       No officer of the Company receives any cash compensation for services as a director. However, non-management directors receive annual compensation of $7,500 for services as a director plus reasonable expenses incurred for attendance at meetings of the Board of Directors.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

       In November, 2001, the Company granted an option to Mr. Gibbs to purchase 1,500,000 shares of the Common Stock at a price of $0.05 per share and the Company granted an option to Mr. McGee to purchase 2,500,000 shares of the Common Stock at a price of $0.05 per share.

       The Company leases a 1,220 square foot facility at 650 Colborne Street, Suite 7, London, ON, N6A 5A1 from a related party, 650 Colborne Partners. 650 Colborne Partners is a partnership that includes members of the Company's management and Board of Directors.

                                 OTHER BUSINESS

       Management of the Company knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.

                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

       Shareholder proposals intended for presentation at the Company's 2006 Annual Meeting of Shareholders must be received by the Company at its principal executive offices in Dallas, Texas, no later than January 2, 2006.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The SEC has adopted rules that require the filing of certain reports concerning stock ownership and transactions by the Company's directors, officers, and principal shareholders (i.e., shareholder that directly or indirectly own more than 10% of any class of any equity security of the Company). The rules require any such director, officer, or principal shareholder to file a Form 3 (which is an initial statement of beneficial ownership of equity securities), a Form 4 (which reports any changes in such beneficial ownership), and a Form 5 (which reports any securities transactions during the previous fiscal year that have not been previously reported on a Form 3 or 4).

       Based on a review of the Forms 3, 4 and 5 filed by the Company's directors, officers, and principal shareholders, any amendments thereto, and certain representations that have been furnished to the Company for its fiscal year ended December 31, 2004, the Board of Directors has determined that there were no persons who were subject to this filing requirement who failed to file the required reports on a timely basis.

                              FINANCIAL STATEMENTS

       The Company's Annual Report to Shareholders, which includes financial statements, is enclosed with this Proxy Statement. Such financial statements are incorporated herein by reference.

                                              By Order of the Board of Directors
                                              Randall L. McGee, Secretary


July 29, 2005
1850 Crown Road, #1109
Dallas, Texas     75234

                                   APPENDIX 1
                                   ----------

      APPRAISAL RIGHTS PROCEDURES UNDER SECTIONS 490.1320 THROUGH 490.1329
                      OF THE IOWA BUSINESS CORPORATION ACT


490.1320  NOTICE OF APPRAISAL RIGHTS.

1. If proposed corporate action described in section 490.1302, subsection 1, is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this part. If the corporation concludes that appraisal rights are or may be available, a copy of this part must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

2. In a merger pursuant to section 490.1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 490.1322.

490.1321  NOTICE OF INTENT TO DEMAND PAYMENT.

1.   If proposed  corporate  action  requiring  appraisal  rights under  section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do all of the following:

a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

b. Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment under this part.

490.1322  APPRAISAL NOTICE AND FORM.

1. If proposed corporate action requiring appraisal rights under section 490.1302, subsection 1, becomes effective, the corporation must deliver a written appraisal notice and form required by subsection 2, paragraph "A", to all shareholders who satisfied the requirements of section 490.1321. In the case of a merger under section 490.1105, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

2. The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after such date and must do all of the following:

a. Be accompanied by a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and that the shareholder did not vote for the transaction.

b.   State all of the following:

(1) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (2).

(2) A date by which the corporation must receive the form, which date shall not be fewer than forty nor more than sixty days after the date the appraisal notice and form are sent under subsection 1, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

(3)  The corporation's estimate of the fair value of the shares.

(4) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

(5) The date by which the notice to withdraw under section 490.1323 must be received, which date must be within twenty days after the date specified in subparagraph (2).

c.   Be accompanied by a copy of this division.

490.1323  PERFECTION OF RIGHTS -- RIGHT TO WITHDRAW.

1. A shareholder who receives notice pursuant to section 490.1322 and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 490.1322, subsection 2, paragraph "A". If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 490.1325. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph "B", subparagraph (2). Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

2. A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 490.1322, subsection 2, paragraph "B", subparagraph
(5). A shareholder who fails to so withdraw from the appraisal process shall not thereafter withdraw without the corporation's written consent.

3. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in section 490.1322, subsection 2, shall not be entitled to payment under this division.

490.1324  PAYMENT.

1. Except as provided in section 490.1325, within thirty days after the form required by section 490.1322, subsection 2, paragraph "B", subparagraph (2), is due, the corporation shall pay in cash to those shareholders who complied with section 490.1323, subsection 1, the amount the corporation estimates to be the fair value of their shares, plus interest.

2.   The  payment  to  each  shareholder   pursuant  to  subsection  1  must  be
accompanied by all of the following:

a. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any.

b. A statement of the corporation's estimate of the fair value of the shares, which estimate must equal or exceed the corporation's estimate given pursuant to section 490.1322, subsection 2, paragraph "B", subparagraph (3).

c. A statement that shareholders described in subsection 1 have the right to demand further payment under section 490.1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment to the shareholder pursuant to subsection 1 in full satisfaction of the corporation's obligations under this chapter.

490.1325  AFTER-ACQUIRED SHARES.

1. A corporation may elect to withhold payment required by section 490.1324 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 490.1322, subsection 2, paragraph "A".

2. If the corporation elects to withhold payment under subsection 1, it must within thirty days after the form required by section 490.1322, subsection 2, paragraph "B", subparagraph (2), is due, notify all shareholders who are described in subsection 1 regarding all of the following:

a.   Of the information  required by section  490.1324,  subsection 2, paragraph
"A".

b. Of the corporation's estimate of fair value pursuant to section 490.1324, subsection 2, paragraph "B".

c. That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 490.1326.

d. That those shareholders who wish to accept such offer must notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer.

e.   That those  shareholders  who do not satisfy the requirements for demanding
appraisal  under  section   490.1326  shall  be  deemed  to  have  accepted  the
corporation's offer.

3. Within ten days after receiving the shareholder's acceptance pursuant to subsection 2, the corporation must pay in cash the amount it offered under subsection 2, paragraph "B", to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

4. Within forty days after sending the notice described in subsection 2, the corporation must pay in cash the amount it offered to pay under subsection 2, paragraph "B", to each shareholder described in subsection 2, paragraph "E".

490.1326  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

1. A shareholder paid pursuant to section 490.1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 490.1324. A shareholder offered payment under section 490.1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

2. A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection 1 within thirty days after receiving the corporation's payment or offer of payment under section 490.1324 or 490.1325, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

490.1327  AFTER-ACQUIRED SHARES.

 Repealed by 2002 Acts, ch 1154, ss. 123, 125.

490.1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. Repealed by 2002 Acts, ch 1154, ss. 123, 125.

490.1329
 Reserved.

--------------------------------------------------------------------------------
                                  FRONT OF CARD
--------------------------------------------------------------------------------
                                                          PRELIMINARY PROXY

PROXY                                                     PROXY

                         UNITED SYSTEMS TECHNOLOGY, INC.

             ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 14, 2005


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Thomas E. Gibbs and Randall L. McGee severally as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the votes to which the shares of Common Stock of United Systems Technology, Inc. held of record by the undersigned are entitled at the Annual Meeting of Shareholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting and Proxy Statement, dated July 29, 2005, receipt of which is hereby acknowledged.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                             "FOR" MEASURES 1 AND 3

1 Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse/forward stock split of the Company's Common Stock, whereby the Company would first effect a 1-for-10,000 reverse stock split, such that shareholders owing less than 10,000 shares of Common Stock would have such shares cancelled and converted into the right to receive the cash consideration of $0.08 per share on a pre-split basis, then immediately effect a 10,000-for-1 forward stock split (the "Reverse/Forward Stock Split"); and

         |_|    FOR      |_|    AGAINST     |_|    ABSTAIN

2.   ELECTION OF DIRECTORS

        |_|  FOR ALL NOMINEES  LISTED BELOW (except      |_|  WITHHOLD AUTHORITY
             as marked to the contrary below)                 to vote for all
                                                              nominees below


               INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BELOW, STRIKE A LINE THROUGH THE NOMINEE'S NAME:
                  Thomas E. Gibbs, Randall L. McGee, Earl H. Cohen, Scott Burri

3. Ratification of Hein & Associates LLP as Independent Public Accountants for the Company:

         |_|    FOR      |_|    AGAINST     |_|    ABSTAIN

4.   In their  discretion,  the Proxies are  authorized  to vote upon such other
     business  as  may  properly   come  before  the  meeting  or  any  and  all
     adjournments thereof.

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                                  BACK OF CARD
--------------------------------------------------------------------------------

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no indication is made, this proxy will be voted for all nominees for director and for Measure 1 and Measure 3.

                    Please sign exactly as your name appears hereon. When the shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.



                    -------------------------------------------
                    Signature


                    -------------------------------------------
                    Signature, if held jointly

                    Dated:______________________, 2005


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                  USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.